As filed with the Securities and Exchange Commission on September 7, 2023

Registration No. 333-257474

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARK 21SHARES BITCOIN ETF

(Exact name of registrant as specified in its charter)

Delaware	6221	[ ]
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

21Shares US LLC

Ophelia Snyder

477 Madison Avenue

New York, New York 10022

(646) 370-6016

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Allison M. Fumai, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

(212) 698-3526

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated September 7, 2023

PRELIMINARY PROSPECTUS

                Shares

ARK 21Shares Bitcoin ETF

The ARK 21Shares Bitcoin ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on the Cboe BZX Exchange, Inc. (the “Exchange”). The Trust’s investment objective is to seek to track the performance of bitcoin, as measured by the performance of the CME CF Bitcoin Reference Rate - New York Variant (the “Index”), adjusted for the Trust’s expenses and other liabilities. CF Benchmarks Ltd. is the administrator for the Index (the “Index Provider”). The Index is designed to reflect the performance of bitcoin in U.S. dollars. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the Index. 21Shares US LLC (the “Sponsor”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and Coinbase Custody Trust Company, LLC (“Coinbase Custody”) (the “Custodian”) is the custodian for the Trust, and will hold all of the Trust’s bitcoin on the Trust’s behalf. ARK Investment Management LLC (the “Sub-Adviser”) is the sub-adviser of the Trust and provides assistance in the marketing of the Shares.

The Trust is an exchange-traded fund. Barring a liquidation or extraordinary circumstances, the Trust does not intend on purchasing or selling bitcoin, although the Custodian may be directed to transfer or sell bitcoin to pay certain expenses. Instead, when the Trust sells or redeems its Shares, it will do so in “in-kind” transactions in blocks of 5,000 Shares (a “Basket”) that are based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees (defined below) and any accrued but unpaid extraordinary expenses or liabilities). Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, bitcoin to the Trust’s account with the Custodian in exchange for Shares, and the Trust, through the Custodian, will deliver bitcoin to such Authorized Participants when they redeem Shares. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. The initial Authorized Participant is expected to be [●]. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the net asset value of the Shares of the Trust.

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading.

The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by investment companies registered under the 1940 Act. The Sponsor is not an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act, and is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. Shareholders in the Trust will not benefit from the protections afforded to investors in bitcoin futures contracts on regulated futures markets. The Trust’s Shares are neither interests in nor obligations of the Sponsor, the Sub-Adviser or the Trustee.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD BITCOIN. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 11.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is [●], 2023

-i-

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust, the Sponsor and the Sub-Adviser have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

Until [             ], 2023, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor and the Sub-Adviser have made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor and the Sub-Adviser’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor and the Sub-Adviser anticipate to occur will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor and the Sub-Adviser’s beliefs, estimates and opinions on the date the statements are made and neither the Trust, the Sponsor nor the Sub-Adviser is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Trust, the Sponsor, the Sub-Adviser, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

As used below, the term “Bitcoin network” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the Bitcoin network, bitcoin is written with a lower case “b.”

Overview of the Trust

The ARK 21Shares Bitcoin ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on the Cboe BZX Exchange, Inc. (the “Exchange”). The Trust’s investment objective is to seek to track the performance of bitcoin, as measured by the performance of the [CME CF Bitcoin Reference Rate - New York Variant] (the “Index”), adjusted for the Trust’s expenses and other liabilities. The Index is calculated by CF Benchmarks Ltd. (the “Index Provider”) based on an aggregation of executed trade flow of major bitcoin spot exchanges. The Index is designed to reflect the performance of bitcoin in U.S. dollars. The Index currently uses substantially the same methodology as the CME CF Bitcoin Reference Rate (“BRR”), including utilizing the same six bitcoin exchanges, which is the underlying rate to determine settlement of CME bitcoin futures contracts, except that the Index is calculated as of 4 pm Eastern time, whereas the BRR is calculated as of 4 pm London time. In seeking to achieve its investment objective, the Trust will hold bitcoin. The Trust is sponsored by 21Shares US LLC (the “Sponsor”), a wholly-owned subsidiary of Amun Holding Ltd. The Sponsor has entered into marketing and sub-advisory agreements with ARK Investment Management LLC (the “Sub-Adviser”) to serve as the Trust’s sub-adviser and provide assistance in the marketing of the Shares.

The Trust provides direct exposure to bitcoin, and the Shares of the Trust are valued daily based on the Index. The Trust provides investors with the opportunity to access the market for bitcoin through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring bitcoin directly or acquiring it from a bitcoin spot market. The Trust will custody its bitcoin at a regulated third-party custodian, Coinbase Custody Trust Company, LLC (“Coinbase Custody” or the “Custodian”). The Custodian is chartered as a New York state limited liability trust company that provides custody and trade execution services for digital assets. The Custodian is not FDIC-insured but carries insurance provided by private insurance carriers. The Trust will not invest in derivatives. The Sponsor believes that the Shares are designed to provide investors with a cost-effective and convenient way to invest in bitcoin without purchasing, holding and trading bitcoin directly.

Bitcoin and the Bitcoin Network

The “Bitcoin network” is a decentralized, open source protocol of a peer-to-peer network. It is widely understood that no single entity owns or operates the Bitcoin network. Bitcoin is not issued by any government, by banks or similar organizations. The infrastructure of the Bitcoin network is collectively maintained by a decentralized user base. The Bitcoin network is accessed through software, and software governs the creation, movement, and ownership of “bitcoin,” the unit of account on the Bitcoin network ledger. The value of bitcoin is determined, in part, by the supply of, and demand for, bitcoin in the global markets for trading bitcoin, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

Bitcoin transaction and ownership records are reflected on the “Bitcoin Blockchain,” which is a digital public record or ledger. Copies of this ledger are stored in a decentralized manner on the computers of each Bitcoin network node (a node is any user who maintains on their computer a full copy of all the bitcoin transaction records, the blockchain, as well as related software). Transaction data is permanently recorded in files called “blocks,” which reflect transactions that have been recorded and authenticated by Bitcoin network participants. The Bitcoin network software source code includes protocols that govern the creation of new bitcoin and the cryptographic system that secures and verifies bitcoin transactions.

For more information on bitcoin and the Bitcoin network, see “Bitcoin, Bitcoin Markets and Regulation of Bitcoin” below.

The Trust’s Investment Objective

The Trust’s investment objective is to seek to track the performance of bitcoin, as measured by the Index, adjusted for the Trust’s expenses and other liabilities. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily as of 4:00 p.m. Eastern time (“EST”) based on the Index.

Barring the liquidation of the Trust or extraordinary circumstances, the Trust will not purchase or sell bitcoin, although the Sponsor may sell bitcoin to pay certain expenses, which may be facilitated by the Custodian. Instead, when it sells or redeems its Shares, it will do so in “in-kind” transactions. Financial firms that are authorized to purchase Shares from or redeem shares to the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, bitcoin to the Trust’s account with the Custodian in exchange for Shares, and the Trust, through the Custodian, will deliver bitcoin when such Authorized Participants redeem Shares. All bitcoin will be held by the Custodian. The Transfer Agent (as defined below) will facilitate the processing of purchase and sale orders in Baskets to and from the Trust.

The CME CF Bitcoin Reference Rate - New York Variant

The Index, which was introduced on February 28, 2022, is based on materially the same methodology (except calculation time) as the Administrator’s BRR, which was first introduced on November 14, 2016 and is the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the CME. The Index is designed based on the IOSCO Principals for Financial Benchmarks. The administrator of the Index is CF Benchmarks Ltd. (the “Index Provider”). The Index is calculated daily and aggregates the notional value of bitcoin trading activity across major bitcoin spot exchanges.

The Sponsor believes that the use of the Index is reflective of a reasonable valuation of the average spot price of bitcoin and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Index thereby seeks to ensure that transactions in bitcoin conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index level, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Index Provider in seeking to ensure that the Index is administered through codified policies for Index integrity.

Index data and the description of the Index are based on information made publicly available by the Index Provider on its website at https://www.cfbenchmarks.com. None of the information on the Index Provider’s website is incorporated by reference into this prospectus.

The Sponsor has entered into a licensing agreement with the Index Provider to use the Index. The Trust is entitled to use the Index pursuant to a sub-licensing arrangement with the Sponsor. As the Index is calculated as a price return, it does not track forks or air drops involving bitcoin. Accordingly, the Trust will not participate in forks or air drops, as further described below in “Risk factors — The inability to recognize the economic benefit of a ‘fork” or an “air drop” could adversely impact an investment in the Trust.”

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “ARKB”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The most recent end-of-day NAV will be published as of the close of business by market data vendors and available on the Sponsor’s website at www.21shares.com, or any successor thereto, and will be published on the consolidated tape.

Any adjustments made to the Index will be published on the Index Provider’s website at [            ] or any successor thereto.

The intra-day levels and closing levels of the Index are published by the Index Provider, and the closing NAV is published by the Administrator.

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Index Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Index for any purpose. Index information and any other data calculated and/or disseminated, in whole or part, by the Index Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Index Provider does not warrant that the Index information will be uninterrupted or error-free, or that defects will be corrected. The Index Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Index and the Index Provider, see “The Trust and Bitcoin Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on June 22, 2021 pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”). Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 16, 2021.

The Trust’s Service Providers

The Sponsor

The Sponsor, 21Shares US LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange.

The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has engaged ARK Investment Management LLC (the “Sub-Adviser”) pursuant to marketing and sub-advisory agreements to serve as the Trust’s sub-adviser and to provide assistance in the marketing of the Shares. The Sponsor is responsible for supervising the Sub-Adviser. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified fee.

The Sub-Adviser

The Sub-Adviser, ARK Investment Management LLC, serves as the Trust’s sub-adviser. The Sub-Adviser is primarily responsible for [the day-to-day supervision and investment strategy of, and making investment decisions for, the Trust]. As of [•], 2023, the Sub-Adviser had approximately $[•] of assets under management. The Sponsor has entered into marketing and sub-advisory agreements with the Sub-Adviser and pays the Sub-Adviser out of the unified Fee it receives from the Trust. [The Sub-Adviser will receive a portfolio management fee equal to [•]% of the quantity of the net assets of the Trust, which accrues daily and is paid by the Sponsor (the “Sub-Adviser Fee”).] The Sub-Adviser’s principal office is located at 200 Central Ave, Suite 1850, Saint Petersburg, Florida 33701, and its telephone number is [•].

The Trustee

The Trustee, Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust’s Declaration of Trust and the Delaware Statutory Trust Act.

The Administrator

The Bank of New York Mellon serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286. Under the Fund Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s bitcoin and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the Trust’s website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

The Bank of New York Mellon serves as the transfer agent for the Trust (the “Transfer Agent”). The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Custodian

Coinbase Custody Trust Company, LLC serves as the Trust’s bitcoin custodian (the “Custodian”) and is a fiduciary under §100 of the New York Banking Law. The Custodian is authorized to serve as the Trust’s custodian under the Trust Agreement and pursuant to the terms and provisions of the Custody Services Agreement. Under the Custodial Services Agreement by and among the Custodian and the Trust, the Custodian is responsible for safekeeping all of the bitcoin owned by the Trust. The Custodian was selected by the Sponsor. The Custodian is responsible for opening an account that holds the Trust’s bitcoin (the “Bitcoin Account”), as well as facilitating the transfer of bitcoin required for the operation of the Trust. After diligence investigation, the Sponsor believes that the Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s bitcoin holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys.

The Custodian is a third-party limited purpose trust company that was chartered in 2018 upon receiving a trust charter from the New York Department of Financial Services. The Custodian is subject to extensive regulation and has among the longest track records in the industry of providing custodial services for digital asset private keys.

Although the Custodian carries insurance, the Custodian’s insurance does not cover any loss in value to ether and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust.

The Marketing Agent

Foreside Global Services, LLC (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a unified fee of 0.95% (the “Sponsor Fee”). The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the Trust’s NAV as of that day. The Sponsor Fee will accrue daily and be payable in bitcoin. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. The Sponsor will transfer bitcoin in such quantity as is necessary to permit payment of the Sponsor Fee and may also direct the Custodian to transfer or sell bitcoin in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor. The Sub-Adviser fee is paid by the Sponsor out of the Sponsor Fee.

The Sponsor will seek to transfer bitcoin at such times and in the smallest amounts required to permit such payments as they become due. The amount of bitcoin transferred or sold may vary from time to time depending on the market price of bitcoin relative to the Trust’s expenses and liabilities.

Custody of the Trust’s Assets

The Trust’s Custodian will maintain custody of all of the Trust’s bitcoin.

The Custodian provides insured safekeeping of digital assets using a multi-layer, multi-party cold storage security platform designed to provide offline security of the digital assets held by the Custodian. The Custodian has insurance coverage as a subsidiary under its parent company, Coinbase Global, Inc., which procures fidelity (aka crime) insurance to protect the organization from risks such as theft of funds. Specifically, the fidelity program provides coverage for the theft of funds held in hot or cold storage. The insurance program is provided by a syndicate of industry-leading insurers. The insurance program does not cover, insure or guarantee the performance of the Trust. The Custodian is not FDIC-insured.

Bitcoin may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the Custodian:

•

Cold Storage: Cold storage in the context of bitcoin means keeping the reserve of bitcoin offline, which is a widely-used security precaution, especially when dealing with large amount of bitcoin. Bitcoin held under custodianship with the Custodian will be kept in high-security, offline, multi-layer cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access bitcoin, are stored offline on hardware that has never been connected to the internet. Storing the private key offline minimizes the risk of the bitcoin being stolen.

•

Multiple Private Keys: All private keys are securely stored using multiple layers of high-quality encryption and in Custodian-owned offline hardware vaults in secure environments. No customers or third parties are given access to the Custodian’s private keys. The use of multiple private keys makes retrieving bitcoin from the wallet more difficult, and aims to further reduce the risk of hacking theft and/or robbery.

•	Whitelisting: Transactions are only sent to vetted, known addresses. The Custodian’s platform supports pre-approval and test transactions.

•	Audit Trails: Audit trails exist for all movement of bitcoin within Custodian-controlled bitcoin wallets, and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Custodial Services Agreement, bitcoin held in custody with the Custodian will be segregated from both the proprietary property of the Custodian and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts. Therefore, in the event of an insolvency of the Custodian, assets held in the segregated accounts would not become property of the Custodian’s estate and would not be available to satisfy claims of creditors of the Custodian.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will hold cash on a temporary basis. The Trust has entered into a cash custody agreement with The Bank of New York Mellon under which The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents.

Net Asset Value

Net Asset Value means the total assets of the Trust including, but not limited to, all bitcoin and cash less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. EST. The NAV of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values the bitcoin held by the Trust based on the price set by the Index as of 4:00 p.m. EST. The Administrator also determines the NAV per Share.

Plan of Distribution

The Trust is an exchange-traded fund. Barring the liquidation of the Trust or extraordinary circumstances, the Trust will not purchase or sell bitcoin directly, although the Sponsor will transfer or sell bitcoin to pay certain expenses. Instead, when it sells or redeems its Shares, it will do so in “in-kind” transactions in blocks of 5,000 Shares called Baskets that are based on the quantity of bitcoin attributable to each Share of the Trust (net accrued but unpaid Sponsor Fees (defined below) and any accrued but unpaid extraordinary expenses or liabilities). Only Authorized Participants may purchase Shares from or redeem Shares to the Trust, and they will do so by delivering, or facilitating the delivery of, bitcoin to the Trust’s account with the Custodian in exchange for Shares when they purchase Shares; conversely, the Sponsor, through the Custodian, will deliver bitcoin when such Authorized Participants redeem Shares. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. The initial Authorized Participant is expected to be [•]. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading.

The Sponsor and the Sub-Adviser are parties to marketing and sub-advisory agreements, pursuant to which the Sub-Adviser provides assistance in the marketing of the Shares, including participating in the development and preparation of marketing materials and additional web presence for the Trust. Any fees payable to the Sub-Adviser, including the Sub-Adviser Fee, are payable by the Sponsor from the Sponsor’s Fee. The Trust will not incur additional financial or other performance obligations pursuant to the sub-advisory agreement.

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of bitcoin by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use of bitcoin to pay expenses of the Trust) will give rise to gain or loss, and will therefore constitute a taxable event for Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of bitcoin. Such deposits are held by the Custodian on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets or (ii) transferred or sold by the Sponsor, which may be facilitated by the Custodian, to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Common Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves a high degree of risk. Any investment made in the Trust may result in a total loss of the investment. There is no assurance that the Trust will generate a profit for investors. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 11.

Risks Associated with bitcoin and the Bitcoin Network

•

Digital assets such as bitcoin were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate.

•	The value of the Shares relates directly to the value of bitcoins, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

•

The value of the Shares depends on the development and acceptance of the Bitcoin network. The slowing or stopping of the development or acceptance of the Bitcoin network may adversely affect an investment in the Trust.

•

Due to the nature of private keys, bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Trust.

•

Security threats to the Trust’s account with the Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

•	Potential amendments to the Bitcoin network’s protocols and software could, if accepted and authorized by the Bitcoin network community, adversely affect an investment in the Trust.

•	A temporary or permanent “fork” of the Bitcoin Blockchain could adversely affect an investment in the Trust.

•

Blockchain technologies are based on the theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances and could negatively impact the future usefulness of bitcoin and adversely affect an investment in the Trust.

•	The price of bitcoin on the bitcoin market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

•

Bitcoin exchanges on which bitcoin trades are relatively new and, in some cases, unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

•

New competing digital assets may pose a challenge to bitcoin’s current market position, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust.

Risks Associated with Investing in the Trust

•	The value of the Shares may be influenced by a variety of factors unrelated to the value of bitcoin.

•	The NAV may not always correspond to the market price of bitcoin and, as a result, Creation Baskets may be created or redeemed at a value that is different from the market price of the Shares.

•	The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

•	The Trust is subject to risks due to its concentration of investments in a single asset.

•	Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

•	The amount of bitcoin represented by the Shares will decline over time.

•

The Sponsor is solely responsible for determining the value of the bitcoin holdings and bitcoin holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

Risks Associated with the Regulatory Environment of Bitcoin

•	Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

•	Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act.

•

Future legal or regulatory developments may negatively affect the value of bitcoin or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to incur unforeseen expenses or liquidate.

•

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses.

Risks Associated with the Tax Treatment of Bitcoin

•	Shareholders could incur a tax liability without an associated distribution of the Trust.

•	The tax treatment of bitcoin and transactions involving bitcoin for state and local tax purposes is not settled.

•	A hard “fork” of the Bitcoin Blockchain could result in Shareholders incurring a tax liability.

Other Risks

•	The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

•

The market infrastructure of the bitcoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.

•

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

•

The Sponsor and Sub-Adviser are leanly staffed and rely heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.

•	Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

•

The liability of the Sponsor, Sub-Adviser and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee, the Sponsor or the Sub-Adviser.

•

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks, the occurrence of which can negatively impact an investment in the Trust.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future. See “GLOSSARY OF DEFINED TERMS” for an explanation of certain industry and technical terms used in this Prospectus.

Risks Associated with Bitcoin and the Bitcoin Network

Bitcoin is a relatively new technological innovation with a limited operating history.

Bitcoin has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of bitcoin and, in turn, a limited basis for evaluating an investment in bitcoin. Although past performance is not necessarily indicative of future result, if bitcoin had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

Bitcoin generally.

The market value of bitcoin is not related to any specific company, government or asset. The valuation of bitcoin depends on future expectations for the value of the Bitcoin network, the number of bitcoin transactions, and the overall usage of bitcoin as an asset. This means that a significant amount of the value of bitcoin is speculative, which could lead to increased volatility. Investors could experience significant gains, losses and/or volatility in the Trust’s holdings, depending on the valuation of bitcoin.

Several factors may affect the price of bitcoin, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of bitcoin or the use of bitcoin as a form of payment. The issuance of bitcoin is determined by a computer code, not by a central bank, and prices can be extremely volatile. For instance, during the period from December 17, 2017 to December 14, 2018, bitcoin experienced a decline of roughly 84%, and experienced a similar decline in value from November 2021 to June 2022. There is no assurance that bitcoin will maintain its long-term value in terms of purchasing power in the future, or that acceptance of bitcoin payments by mainstream retail merchants and commercial businesses will continue to grow. The value of the Trust’s investments in bitcoin could decline rapidly, including to zero.

Spot markets on which bitcoin trades are relatively new and largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust

Digital asset markets, including spot markets for bitcoin, are growing rapidly. The spot markets through which bitcoin and other digital assets trade are new and largely unregulated. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of bitcoin for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring bitcoin from a personal account to a third party’s account.

Digital asset exchanges do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many spot markets lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as bitcoin on digital asset exchanges may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.

In addition, over the past several years, some digital asset exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

Any market abuse, and a loss of investor confidence in bitcoin, may adversely impact pricing trends in bitcoin markets broadly, as well as an investment in Shares of the Trust. Over the past several years, a number of bitcoin spot markets have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. The nature of the assets held at bitcoin spot markets makes them appealing targets for hackers and a number of bitcoin spot markets have been victims of cybercrimes. In many of these instances, the customers of such bitcoin spot markets were not compensated or made whole for the partial or complete losses of their account balances in such bitcoin exchanges.

No bitcoin exchange is immune from these risks. While the Trust itself does not buy or sell bitcoin on bitcoin spot markets, the closure or temporary shutdown of bitcoin exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin network and can slow down the mass adoption of bitcoin. Further, spot market failures or that of any other major component of the overall bitcoin ecosystem can have an adverse effect on bitcoin markets and the price of bitcoin and could therefore have a negative impact on the performance of the Trust. Negative perception, a lack of stability in the bitcoin spot markets, manipulation of bitcoin spot markets by customers and/or the closure or temporary shutdown of such exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in bitcoin generally and result in greater volatility in the market price of bitcoin and the Shares of the Trust. Furthermore, the closure or temporary shutdown of a bitcoin spot market may impact the Trust’s ability to determine the value of its bitcoin holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares. The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products

Momentum pricing.

The market value of bitcoin is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of bitcoin and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of bitcoin, and, in turn, an investment in the Trust.

The value of a bitcoin as represented by the Index may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of bitcoin has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of bitcoin, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the value of bitcoin will fall to a fraction of its current value, or even to zero. Bitcoin has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

A decline in the adoption of bitcoin could negatively impact the Trust

The Sponsor will not have any strategy relating to the development of bitcoin and the Bitcoin network. However, a lack of expansion in usage of bitcoin and the Bitcoin network could adversely affect an investment in Shares.

The further development and acceptance of the Bitcoin network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. For example, the Bitcoin network faces significant obstacles to increasing the usage of bitcoin without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume of transactions may not be effective. The slowing, stopping or reversing of the development or acceptance of the Bitcoin network may adversely affect the price of bitcoin and therefore an investment in the Shares. The further adoption of bitcoin will require growth in its usage and in the Bitcoin network. Adoption of bitcoin will also require an accommodating regulatory environment.

The use of bitcoin to, among other things, buy and sell goods and services is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. Bitcoin is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve. Currently, there is relatively limited use of bitcoin in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect an investment in the Shares. However, bitcoin may not be suited for a number of commercial uses, including those requiring real time payments, partially due to the amount of time that bitcoin transactions may potentially require in order to clear. This could result in decreasing usage of the network, to the extent that bitcoin does not otherwise become a store of value asset or meet the needs of another commercial use.

Today, there is limited use of bitcoin in the retail, commercial, or payments spaces, and, on a relative basis, speculators make up a significant portion of users. Certain merchants and major retail and commercial businesses have only recently begun accepting bitcoin and the Bitcoin network as a means of payment for goods and services. This pattern may contribute to outsized price volatility, which in turn can make bitcoin less attractive to merchants and commercial parties as a means of payment. A lack of expansion by bitcoin into retail and commercial markets or a contraction of such use may result in a reduction in the price of bitcoin, which could adversely affect an investment in the Trust.

In addition, there is no assurance that bitcoin will maintain its value over the long-term. The value of bitcoin is subject to risks related to its usage. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which would adversely impact the value of Shares.

Irrevocable nature of blockchain-recorded transactions.

Bitcoin transactions recorded on the Bitcoin network are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the Bitcoin network’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of a bitcoin or a theft of bitcoin generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoin could be transferred from custody accounts in incorrect quantities or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received the Trust’s bitcoin through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred bitcoin. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

The loss or destruction of a private key required to access bitcoin may be irreversible.

Digital assets, including bitcoin, are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access, and will effectively lose, the bitcoin held in the related digital wallet. In addition, if the Trust’s private keys are misappropriated and the Trust’s bitcoin holdings are stolen, including from or by the Custodian, the Trust could lose some or all of its bitcoin holdings, which would adversely impact an investment in the Shares of the Trust. Any loss of private keys relating to digital wallets used to store the Trust’s Bitcoin would adversely affect the value of the Shares.

An investment in the Trust is not a deposit and is not FDIC-insured. Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, and Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoins for which no person or entity is liable.

The Trust is not a banking institution and is not a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, investments in the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. Likewise, the Custodian is not a depository institution and is not a member of the FDIC or SIPC and, therefore, the Trust’s assets held with the Custodian are not subject to FDIC or SIPC insurance coverage. In addition, neither the Trust nor the Sponsor insure the Trust’s bitcoins. While the Custodian has advised the Sponsor that it has insurance coverage up to a certain amount that could be used to repay losses of the digital assets it custodies on behalf of its clients, including the Trust’s bitcoin, resulting from theft, Shareholders cannot be assured that the Custodian will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s bitcoins, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. [The Custodian’s insurance only covers losses resulting from theft, and does not cover losses resulting from the Custodian’s insolvency or other events.] The Custodian’s insurance will not cover losses associated with the value of bitcoin, and should not be viewed as insuring against losses caused by the Trust’s operations, performance, management or any of its other activities. For events that are covered by the Custodian’s insurance program, the Trust may be forced to share such insurance proceeds with other clients or customers of the Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by the Custodian may be substantially lower than the assets of the Trust. While the Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under the Custodian Agreement, the Custodian’s liability is limited in various ways, including [             ].

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of bitcoin or the provision of instructions relating to the movement of bitcoin, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Custodian. Consequently, a loss may be suffered with respect to the Trust’s bitcoin that is not covered by the Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

To the extent that the Trust faces difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. The future failure of a bank at which the Trust maintains assets, could result in losses to the Trust to the extent the cash balances are not subject to deposit insurance.

A disruption of the Internet may affect bitcoin operations, which may adversely affect the bitcoin industry and an investment in the Trust

The functionality of the Bitcoin network relies on the Internet. A significant disruption of Internet connectivity (i.e., affecting large numbers of users or geographic regions) could disrupt the Bitcoin network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers. While in certain cases in response to an attack, an additional “hard fork” (discussed below) has been introduced to increase the cost of certain network functions, the relevant network has continued to be the subject of additional attacks. Moreover, it is possible that as bitcoin increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.

Potential changes to the Bitcoin network’s protocols and software could, if accepted and authorized by the Bitcoin network community, adversely affect an investment in the Trust

The Bitcoin network uses a cryptographic protocol to govern the interactions within the Bitcoin network. A loose community of core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self-determined participation in the resource section dedicated to the Bitcoin network on Github.com. The core developers can propose amendments to the Bitcoin network’s source code that, if accepted by miners and users, could alter the protocols and software of the Bitcoin network and the properties of bitcoin. These alterations occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the mining of new bitcoin, which could undermine the appeal and market value of bitcoin. Alternatively, software upgrades and other changes to the protocols of the Bitcoin network could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the Bitcoin network. As a result, the Bitcoin network could be subject to new protocols and software in the future that may adversely affect an investment in the Trust.

The open-source structure of the Bitcoin network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin network protocol. A failure to properly monitor and upgrade the Bitcoin network protocol could damage the Bitcoin network and an investment in the Trust

The Bitcoin network operates based on an open-source protocol maintained by a group of core developers and other contributors, largely on the GitHub resource section dedicated to development of the Bitcoin network.

As the Bitcoin network protocol is not sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Bitcoin network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin network and the core developers may lack the resources to adequately address emerging issues with the Bitcoin network protocol. Although the Bitcoin network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. Alternatively, entities whose interests are at odds with other participants in the Bitcoin network may seek to obtain control over the Bitcoin network by influencing core developers. For example, malicious actors could attempt to bribe a core developer or group of core developers to propose certain changes to the network core developers. In addition, a bad actor could also attempt to interfere with the operation of the Bitcoin network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Bitcoin network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Bitcoin network and an investment in the Trust may be adversely affected.

Decentralized governance of the Bitcoin network could have a negative impact on the performance of the Trust

Governance of decentralized networks, such as the Bitcoin network, is achieved through voluntary consensus and open competition. In other words, the Bitcoin network has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect bitcoin’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. For example, a seemingly simple technical issue once divided the Bitcoin network community: namely, whether to increase the block size of the blockchain or implement another change to increase the scalability of bitcoin, known as “segregated witness,” and help it continue to grow. See “Risk Factors—The Bitcoin network faces scaling challenges and efforts to increase the volume of transactions may not be successful.”

To the extent lack of clarity in corporate governance of the Bitcoin network leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

The inability to recognize the economic benefit of a “fork” or an “air drop” could adversely impact an investment in the Trust.

Investors should be aware that investing in Shares of the Trust is not equivalent to investing directly in bitcoin. An investor does not have a claim to any “forked” assets. The Sponsor or the Sub-Adviser, as applicable, may elect to support a fork based on predetermined criteria, but is under no obligation to do so. Unless otherwise announced, the Sponsor and the Sub-Adviser will not support the inclusion of any forked assets.

Unless an announcement is made informing investors that a fork will be supported, the newly-forked asset should be considered ineligible for inclusion in the Trust. Given the nature of forks and the frequency of forks in the Bitcoin network, the Sponsor and Sub-Adviser do not expect to assess every fork. Only forks deemed material by the Sponsor or Sub-Adviser, as applicable, will be considered for evaluation.

Network Forks.

Bitcoin, along with many other digital assets, are open source projects. The infrastructure and ecosystem that powers the Bitcoin network are developed by different parties, including affiliated and non-affiliated engineers, developers, miners, platform developers, evangelists, marketers, exchange operators and other companies based around a service regarding bitcoin, each of whom may have different motivations, drivers, philosophies and incentives.

As a result, any individual can propose refinements or improvements to the Bitcoin network’s source code through one or more software upgrades that could alter the protocols governing the Bitcoin network and the properties of bitcoin. When a modification is proposed and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin network remains uninterrupted. However, a “hard fork” occurs if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification. In other words, two incompatible networks would then exist: (1) one network running the pre-modified software and (2) another network running the modified software. The effect of such a fork would be the existence of two versions of bitcoin running in parallel, and the creation of a new digital asset which lacks interchangeability with its predecessor. This is in contrast to a “soft fork,” or a proposed modification to the software governing the network that results in a post-update network that is compatible with the network as it existed prior to the update, because it restricts the network operations that can be performed after the update.

Forks occur for a variety of reasons. A fork could occur after a significant security breach. Participants on the network could elect to “fork” the network to its state before the hack, effectively reversing the hack. A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect bitcoin’s viability. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This would result in a permanent fork. A fork may occur as a result of disagreement among network participants as to whether a proposed modification to the network should be accepted. For example, on August 1, 2017, after extended debates among developers as to how to improve the Bitcoin network’s transaction capacity, the Bitcoin network was forked by a group of developers and miners resulting in the creation of a new blockchain, which underlies the new digital asset “Bitcoin Cash.” Bitcoin and Bitcoin Cash now operate on separate, independent blockchains. Since then, the Bitcoin network has forked several times to launch new digital assets, such as Bitcoin Gold, Bitcoin Silver and Bitcoin Diamond. Litecoin was also the result of a fork from the original Bitcoin blockchain.

Significant forks are typically announced several months in advance. The circumstances of each fork are unique, and their relative significance varies. It is possible that a particular fork may result in a significant disruption to bitcoin and, potentially, may result in broader market disruption should pricing become difficult following the fork. It is not possible to predict with accuracy the impact that any anticipated fork could have or for how long any resulting disruption may exist.

Forks may have a detrimental effect on the value of bitcoin, including by negatively affecting cryptocurrency allocations or by failing to capture of the full value of the newly-forked bitcoin if it is excluded from the Index. Forks can also introduce new security risks. For example, forks may result in “replay attacks,” or attacks in which transactions from one network were rebroadcast to nefarious effect on the other network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of the digital asset network, thereby making digital assets that rely on proof of work more susceptible to attack.

In principle, a hard fork could change the source code for the Bitcoin network, including the source code which limits the supply of bitcoin to 21 million. Although many observers believe this is unlikely at present, there is no guarantee that the current 21 million supply cap for outstanding bitcoin, which is estimated to be reached by approximately the year 2140, will not be changed. If a hard fork changing the 21 million supply cap is widely adopted, the limit on the supply of bitcoin could be lifted, which could have an adverse impact on the value of bitcoin and the value of the Shares.

If bitcoin were to fork into two digital assets, the Trust may hold, in addition to its existing bitcoin balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Index does not track forks involving bitcoin. The Trust has adopted procedures to address situations involving a fork that results in the issuance of new alternative bitcoin that the Trust may receive. The holder of bitcoin has no discretion in a hard fork; it merely has the right to claim the new bitcoin on a pro rata basis while it continues to hold the same number of bitcoin. The Trust Agreement stipulates that if such a transaction does occur, the Trust will as soon as possible direct the Custodian to distribute the new cryptocurrency in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new cryptocurrency and for the proceeds to be distributed to the Shareholders. However, the Trust may not be able, or it may not be practical, to secure or realize any economic benefit from the new asset for various reasons. For example, the Trust is under no obligation to claim the forked asset if doing so will expose the Trust or the Trust’s (original) bitcoin holdings to risk. Alternatively, the Custodian may not agree to provide the Trust with access to the new asset.

Air Drops.

Bitcoin may become subject to an occurrence similar to a fork, which is known as an “air drop.” In an air drop, the promotors of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Air drops are not included in the Index under its current methodology. See “Prospectus Summary — The Index.”

The Index does not track air drops involving bitcoin. Accordingly, the Trust will not participate in air drops. By investing in the Trust rather than directly in bitcoin, you forgo potential economic benefits associated with air drops.

Bitcoin is subject to cybersecurity risks, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

Users of bitcoin, and therefore investors in bitcoin-related investment products such as the Trust, are exposed to an elevated risk of fraud and loss, including, but not limited to, through cyber-attacks. Bitcoin can be stolen, and bitcoin stored in a digital wallet, accessible via private key, can be compromised. While digital wallets do not store or contain the actual bitcoin, they store public and private keys, which are used as an address for receiving bitcoin or for spending the bitcoin, with both forms of transactions recorded on the public immutable ledger, the blockchain. By using the private key, a person is able to spend bitcoin, effectively sending it away from the account and recording that transaction on the blockchain. If a private key is compromised, bitcoin associated with that specific public key may be stolen. Unlike traditional banking transactions, once a transaction has been added to the blockchain, it cannot be reversed. Several exchanges specializing in sales of bitcoin, for example, have already had their operations impacted by cyber-attacks.

Thefts and cyber-attacks can have a negative impact on the reputation, market price, value, or liquidity of bitcoin. Through investment in the Trust, investors would be indirectly exposed to the risk and potential impact of a cyber-attack. A loss associated with cyberattack, including a total loss, is possible. While the Sponsor and the Custodian have taken reasonable measures to prevent a theft or hacking of the Trust’s bitcoin holdings, such an event cannot be fully excluded from the Trust’s overall market exposure, and the losses associated with such an event would be borne by investors.

Digital asset networks, including the Bitcoin network, are subject to control by entities that capture a significant amount of the network’s processing power or a significant number of developers important for the operation and maintenance of such digital asset network. If a single miner, or a group of miners acting in concert, control (even temporarily) a majority of the network mining power (known as hash power) of a particular blockchain network, this control could be used to undertake harmful acts. Such an attack is called a “51%” attack. For example, an individual or group controlling a majority of the Bitcoin network could prevent transactions from posting accurately, or at all, on the blockchain. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate new bitcoin or transactions. Further, a bad actor could “double-spend” its own bitcoin (i.e., spend the same bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin network or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down confirmations of transactions on the Bitcoin network.

Other digital asset networks have been subject to malicious activity achieved through control of over 50% of the processing power on the network. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares.

In the past, mining pools have gained control of significant amounts of the processing power or “hash rate” of the Bitcoin network. If a mining pool obtains control of more than 50% of the hash rate of the Bitcoin network, a malicious actor would be able to gain full control of the network and the ability to alter the blockchain. During May and June 2014, mining pool GHash.IO’s processing power approached and, during a twenty-four to forty-eight hour period, may have exceeded 50% of the processing power on the Bitcoin network. Although no malicious activity or abnormal transaction recording was observed at the time, the incident focused attention on the influence of mining pools. Mining pools have become increasingly concentrated both in terms of the providers and the geographic distribution of providers in recent years.

Moreover, certain hardware providers may create hardware that collectively has majority power and the manufacturer could potentially exert control itself. For example, it was discovered that the mining machines produced by Bitmain contained backdoor code that would allow Bitmain to remotely shut down the mining machines. This vulnerability is colloquially referred to as the “Antbleed backdoor.” At worst, the Antbleed backdoor could have allowed Bitmain to shut off up to an estimated 70% of the global hash rate. Bitmain released an official response to the controversy claiming that the Antbleed backdoor had no malicious intent, and on April 28, 2017, the day following the discovery of the Antbleed backdoor, Bitmain released new source code and firmware upgrades for its mining hardware to remove the backdoor. The provision of bitcoin mining hardware is also becoming increasingly centralized and concentrated among a few key players such as Bitmain.

A 51% attack is more likely to happen in the context of digital assets with smaller market capitalizations due to the reduced computing power threshold required to control a majority of a given network. Nevertheless, it is theoretically possible, albeit computationally expensive, to mount a similar 51% attack on bitcoin or other digital assets with large market capitalization. If the feasibility of a bad actor gaining control of the processing power on the Bitcoin network increases, there may be a negative effect on an investment in the Trust.

A malicious actor may also obtain control over the Bitcoin network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Bitcoin network, the risk that a malicious actor may be able to obtain control of the Bitcoin network in this manner exists, which may adversely affect the value of the Shares.

To the extent that the Bitcoin ecosystem, including the core developers and the administrators of mining pools, does not act to ensure greater decentralization of mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the Shares.

If any of these exploitations or attacks occur, it could result in a loss of public confidence in bitcoin and a decline in the value of bitcoin and, as a result, adversely impact an investment in the Shares.

If miners expend less processing power on the Bitcoin network, it could increase the likelihood of a malicious actor obtaining control.

Miners ceasing operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Bitcoin Blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Bitcoin network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on the Bitcoin network. As a result, it may be possible for a bad actor to manipulate the Bitcoin network and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Bitcoin network may adversely affect an investment in the Trust.

Cancer nodes.

Cancer nodes are computers that appear to be participating in the Bitcoin network but that are not in fact connected to the network, which a malicious actor sets up to place users onto a separate network or disconnect them from the Bitcoin network. By using cancer nodes, a malicious actor can disconnect the target user from the bitcoin economy entirely by refusing to relay any blocks or transactions.

Double-spending risks.

A malicious actor may attempt to double spend bitcoin (i.e., allow for the same units of bitcoin to be spent on multiple occasions) by altering the formation of the blockchain, where the malicious actor has enough network control to confirm and post such transactions to the blockchain. In a double spending situation, the related record of the transaction, posted on the Bitcoin network, would become falsified. This could have a detrimental effect on both the sender and the receiver.

There are several ways a malicious actor could attempt a double-spend, including, but not limited to, sending two conflicting transactions to the network, and creating one transaction but sending the bitcoin before releasing that associated block to the blockchain, which would invalidate it. On an exchange with multiple currency trading pairs, it would be possible for a person or individual controlling the majority of a blockchain network to double-spend the coins they control and then subsequently trade them for other currency pairs and transfer them off the exchange to their own private wallet(s).

All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Double-spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Bitcoin network and to disable incoming connections. Tactics to avoid double-spend such as requiring multiple confirmations can slow down transaction speeds on the Bitcoin network and could impact the value of bitcoin.

Flaws in source code.

It is possible that flaws or mistakes in the released and public source code could lead to catastrophic damage to bitcoin, the Bitcoin network, and any underlying technology. It is possible that contributors to the Bitcoin network would be unable to stop this damage before it spreads further. It is further possible that a dedicated team or a group of contributors or other technical group may attack the code, directly leading to catastrophic damage. In any of these situations, the value of Shares of the Trust can be adversely affected.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying bitcoin could prove to be flawed or ineffective, or negatively impacted by developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing. In any of these circumstances, a malicious actor may be able to steal bitcoin held by others, which could adversely affect the demand for bitcoin and therefore adversely impact the price of bitcoin and the value of the Shares. Even if another digital asset other than bitcoin were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including bitcoin, and therefore adversely affect the value of the Shares.

Mathematical or technological advances could undermine the Bitcoin network’s consensus mechanism.

The Bitcoin network is premised on multiple persons competing to solve cryptographic puzzles quickly. It is possible that mathematical or technological advances, such as the development of quantum computers with significantly more power than computers presently available, could undermine or vitiate the cryptographic consensus mechanism underpinning the Bitcoin network.

The Bitcoin network faces scaling challenges and efforts to increase the volume of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability.

As of July 2017, bitcoin could handle, on average, five to seven transactions per second. For several years, participants in the Bitcoin ecosystem debated potential approaches to increasing the average number of transactions per second that the Bitcoin network could handle. As of August 2017, the Bitcoin network was upgraded with a technical feature known as “segregated witness” that, among other things, could potentially approximately double the transactions per second that can be handled on-chain. More importantly, segregated witness also enables so-called second layer solutions, such as the Lightning Network or payment channels, that could potentially allow faster transaction settlement.

An increasing number of wallets and digital asset intermediaries, such as bitcoin spot markets, have begun supporting segregated witness and the Lightning Network, or similar technology. However, the Lightning Network does not yet have material adoption as of April 2021. Additionally, the Lightning Network has not yet seen significant use, and there are open questions about Lightning Network services, such as its cost and who will serve as intermediaries, among other questions.

As the use of digital asset networks increases without a corresponding increase in transaction processing speed of the networks, average fees and settlement times can increase significantly. Bitcoin’s network has been, at times, at capacity, which has led to increased transaction fees. During the period from January 1, 2017 to January 31, 2021, average bitcoin transaction fees increased from $0.39 per transaction to $11.56 per transaction, with a high of $54.83 per transaction on December 12, 2017.

Increased fees and decreased settlement speeds could preclude certain use cases for bitcoin (e.g., micropayments), and can reduce demand for and the price of bitcoin, which could adversely impact the value of the Shares. There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of transactions in bitcoin will be effective, or how long these mechanisms will take to become effective, which could adversely impact an investment in the Shares.

New competing digital assets may pose a challenge to bitcoin’s current market position, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust

Bitcoin faces significant competition from other digital assets, as well as from other technologies or payment forms, such as Swift, ACH, remittance networks, credit cards and cash. There is no guarantee that bitcoin will become a dominant form of payments, store of value or method of exchange.

The Bitcoin network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin network evolving into the most well-developed network of any digital asset. The Bitcoin network enjoys the largest user base and has more mining power in use to secure the Bitcoin network than any other digital asset. However, despite the first-mover advantage of the Bitcoin network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin network, and other digital currencies and trading systems could become more widely accepted and used than the Bitcoin network. Bitcoin is one of the few virtual currencies in which there are strong arguments that bitcoin is not a “security” under the federal securities laws. See Risk Factors—Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate. Regulatory changes or guidance that result in other virtual currencies not meeting the definition of “security” will reduce advantages associated with bitcoin’s current regulatory status, which could adversely impact an investment in the Shares. Promoters of other digital assets claim that those digital assets have solved certain of the purported drawbacks of the Bitcoin network, for example, allowing faster settlement times, reducing mining fees, or reducing electricity usage in connection with mining. If these digital assets are successful, such success could reduce demand for bitcoin and adversely affect the value of bitcoin and an investment in the Trust. It is currently unclear which digital assets, if any, will become and remain dominant, as the sector continues to innovate and evolve. Changes in the viability of any digital asset ecosystem may adversely impact pricing and liquidity of bitcoin and, therefore, of the Trust.

Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of bitcoin and other digital assets.

Central banks have introduced digital forms of legal tender. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, bitcoin and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, bitcoin. As a result of any of the foregoing factors, the value of bitcoin could decrease, which could adversely affect an investment in the Trust.

Prices of bitcoin may be affected due to stablecoins, the activities of stablecoin issuers and their regulatory treatment

While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the bitcoin market through its investment in bitcoin. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past apparently impacted the price of bitcoin. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the bitcoin market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for bitcoin, raising its price, and also argue that those associated with certain stablecoins are involved in laundering money. On February 17, 2021 the New York Attorney General entered an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for bitcoin.

Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins, or regulatory concerns about stablecoin issuers or intermediaries, such as bitcoin spot markets, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins and could impact the price of bitcoin, and in turn, an investment in the Shares.

Operational cost may exceed the award for solving blocks or transaction fees. Increased transaction fees may adversely affect the usage of the Bitcoin network

Miners generate revenue from both newly created bitcoin (known as the “block reward”) and from fees taken upon verification of transactions. If the aggregate revenue from transaction fees and the block reward is below a miner’s cost, the miner may cease operations. Additionally, in the event of a fork of the Bitcoin network, some miners may choose to mine the alternative new bitcoin resulting from the fork, thus reducing processing power on the original blockchain.

Furthermore, the incentives for miners to contribute processing power to the Bitcoin network is set to decrease over time. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. This may result in decreased usage and limit expansion of the Bitcoin network in the retail, commercial and payments space, adversely impacting investment in the Trust. Conversely, if the reward for miners or the value of the transaction fees is insufficient to motivate miners, they may cease expending processing power for any blockchain to solve blocks and confirm transactions.

Ultimately, if the awards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to incentivize miners, or if the costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Bitcoin network and could adversely affect the value of the bitcoin held by the Trust.

An acute cessation of mining operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or mining processing power may adversely impact the value of Shares of the Trust or the ability of the Sponsor to operate.

To the extent that any miners exclude some or all transactions, significant increases in fees and widespread delays in the recording of transactions could result in a loss of confidence in the bitcoin network, which could adversely impact an investment in Shares.

To the extent that any miners solve blocks that exclude some or all transactions that have been transmitted to the Bitcoin network, such transactions will not be recorded on the blockchain until another miner solves a block that incorporates those transactions. Some in the bitcoin community have suspected that certain technologies (for example, before segregated witness was activated, ASICBoost) enhance speed and reduce electricity use of mining while reducing the number of transactions that are included in mined blocks on the Bitcoin network. To the extent that more blocks are mined without transactions, transactions will settle more slowly, and fees will increase. This could result in a loss of confidence in the Bitcoin network, which could adversely impact an investment in the Shares.

Miners could act in collusion to raise transaction fees, which may adversely affect the usage of the Bitcoin network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the Bitcoin network until a block is solved by a miner who does not require the payment of transaction fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin network, or to wait longer times for their transactions to be validated by a miner who does not require the payment of a transaction fee. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Trust or the ability of the Trust to operate.

As technology advances, miners may be unable to acquire the digital asset mining hardware necessary to develop and launch their operations. A decline in the bitcoin mining population could adversely affect the Bitcoin network and an investment in the Trust

Due to the increasing demand for digital asset mining hardware, miners may be unable to acquire the proper mining equipment or suitable amounts of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of a digital asset that uses “proof of work” validation requires maintaining or exceeding a certain level of computing power relative to other validators, miners will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the bitcoin market by concentrating mining power, which would make it unprofitable for other miners to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to miners dramatically. A decline in miners may result in a decrease in the value of bitcoin and the value of the Trust.

If profit margins of bitcoin mining operations are not high, miners may elect to immediately sell bitcoin earned by mining, resulting in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.

Bitcoin network mining operations have rapidly evolved over the past several years from individual users mining with computer processors, graphics processing units and first-generation ASIC (application-specific integrated circuit) machines. New processing power is predominantly added to the Bitcoin network currently by “professionalized” mining operations. Such operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Significant capital is necessary for mining operations to acquire this hardware, lease operating space (often in data centers or warehousing facilities), afford electricity costs and employ technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin network validators and have more defined, regular expenses and liabilities. In past years, individual miners are believed to have been more likely to hold newly mined bitcoin for extended periods.

A professional mining operation operating at a low profit margin may be more likely to sell a higher percentage of its newly mined bitcoin rapidly, and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage of the new bitcoin mined each day will be sold into the bitcoin market more rapidly, thereby reducing bitcoin prices. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.

Large-Scale Sales or Distributions.

Some entities hold large amounts of bitcoin relative to other market participants, and to the extent such entities engage in large-scale hedging, sales or distributions on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of bitcoin and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of digital assets, including bitcoin, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of bitcoin and adversely affect an investment in the Shares.

As of the date of this Prospectus, the largest 100 bitcoin wallets held a substantial amount of the outstanding supply of bitcoin and it is possible that some of these wallets are controlled by the same person or entity. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of bitcoin, even if each wallet individually only holds a small amount. As a result of this concentration of ownership, large sales by such holders could have an adverse effect on the market price of bitcoin.

Congestion or delay in the Bitcoin network may delay purchases or sales of bitcoin by the Trust.

The size of each block on the Bitcoin Blockchain is currently limited and is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the Bitcoin network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Bitcoin network. Any delay in the Bitcoin network could affect the Authorized Participant’s ability to buy or sell bitcoin at an advantageous price resulting in decreased confidence in the Bitcoin network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Bitcoin network and the value of the Trust’s Shares would be adversely affected.

Risks Associated with Investing in the Trust

Investment Related Risks.

Investing in bitcoin and, consequently, the Trust, is speculative. The price of bitcoin is volatile, and market movements of bitcoin are difficult to predict. Supply and demand changes rapidly and is affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV may not always correspond to the market price of bitcoin.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of bitcoin per share.

Different from directly owning bitcoin.

Investors should be aware that the market value of Shares of the Trust may not have a direct relationship with the prevailing price of bitcoin, and changes in the prevailing price of bitcoin similarly will not necessarily result in a comparable change in the market value of Shares of the Trust. The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased bitcoin directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of the Exchange and index tracking risk. Investors will also forgo certain rights conferred by owning bitcoin directly, such as the right to claim air drops. See “Risk Factors — The inability to recognize the economic benefit of a “Fork” or an “air drop” could adversely impact an investment in the Trust.”

Index tracking risk.

Although the Trust will attempt to structure its portfolio so that investments track the Index, the Trust may not achieve the desired degree of correlation between its performance and that of the Index and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.

Liquidity risk

Barring the liquidation of the Trust, the Trust does not intend to buy or sell bitcoin directly (though the Custodian may be instructed to sell or transfer bitcoin to pay certain expenses), but rather, will use in-kind creations and redemptions managed by an Authorized Participant. The Authorized Participant’s ability to buy or sell bitcoin may be adversely affected by limited trading volume, lack of a market maker in the digital asset markets, or legal restrictions. It is also possible that a bitcoin spot market or governmental authority may suspend or restrict trading in bitcoin altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting bitcoin or other issues affecting counterparties. Bitcoin is a new asset with a very limited trading history. Therefore, the markets for bitcoin may be less liquid and more volatile than other markets for more established products.

Shares of the Trust are intended to be listed and traded on the Exchange. There is no certainty that there will be liquidity available on the Exchange or that the market price will be in line with the NAV at any given time. There is also no guarantee that once the Shares of the Trust are listed or traded on the Exchange that they will remain so listed or traded.

If demand for Shares of the Trust exceeds the availability of bitcoin from exchanges and the Trust is not able to secure additional supply, Shares of the Trust may trade at a premium to their underlying value. Investors who pay a premium risk losing such premium if demand for the Shares of the Trust abates or the Sponsor is able to source more bitcoin. In such circumstances, Shares of the Trust could also trade at a discount.

Prior to their issuance, there was no public market for Shares of the Trust.

The value of the Shares may be influenced by a variety of factors unrelated to the value of bitcoin.

The value of the Shares may be influenced by a variety of factors unrelated to the price of bitcoin and the bitcoin exchanges included in the Index that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

•

Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of bitcoin have been developed specifically for this product;

•

The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•

The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

•

Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Bitcoin network may increase the potential for bitcoin to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

Authorized Participants’ purchase of bitcoin in connection with Basket creation orders may cause the price of bitcoin to increase, which will result in higher prices for the Shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when Baskets are created. The market price of bitcoin may therefore decline immediately after Baskets are created.

Selling activity associated with sales of bitcoin by Authorized Participants in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the Shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of bitcoin by Authorized Participants may have on the price of bitcoin, sales and purchases of bitcoin by similar investment vehicles (if developed) could impact the price of bitcoin. If the price of bitcoin declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded bitcoin futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of bitcoin may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall.

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of bitcoin and other digital assets from other holders have occurred in the past. Because of the decentralized process for transferring bitcoin, thefts can be difficult to trace, which may make bitcoin a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including but not limited to, the Index Provider, the Transfer Agent, the Administrator, or the Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. Security breaches, computer malware, ransomware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s bitcoin held in the Trust’s account with the Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoin or private keys and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s bitcoin may be subject to theft, loss, destruction or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s bitcoin. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust. Access to the Trust’s bitcoin could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack).

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Sub-Adviser, the Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Custodian, the private keys (and therefore bitcoin) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Sub-Adviser, the Custodian, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor has established business continuity plans and systems that it believes are reasonably designed to prevent cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Trust’s holdings of bitcoin are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources, including insurance coverage, sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. [Similarly, as noted below, the Trust’s Custodian has extraordinarily limited liability to the Trust, which will adversely affect the Trust’s ability to seek recovery from them, even when they are at fault.]

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s bitcoin. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s Custodian could become insolvent

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodian or at other custodian banks which may be located in other jurisdictions. The Custodian is not a depository institution as it not insured by the FDIC. The insolvency of the Custodian or of any broker, custodian bank or clearing corporation used by the Custodian, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. These risks are applicable to the Trust’s use of Coinbase Custody.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.

The Trust is subject to risks due to its concentration of investments in a single asset.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin and digital assets. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of bitcoin can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) Authorized Participants’ ability to purchase and sell bitcoin in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Bitcoin network; (3) the bitcoin market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which bitcoin trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The amount of bitcoin represented by the Shares will decline over time.

The amount of bitcoin represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin to pay for the Sponsor Fee and other liabilities.

Each outstanding Share represents a fractional, undivided interest in the bitcoin held by the Trust. The Trust does not generate any income and transfers bitcoin to pay for the Sponsor Fee and other liabilities. Therefore, the amount of bitcoin represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional bitcoin over time, as the amount of bitcoin required to create Shares proportionally reflects the amount of bitcoin represented by the Shares outstanding at the time of such creation unit being created. Assuming a constant bitcoin price, the trading price of the Shares is expected to gradually decline relative to the price of bitcoin as the amount of bitcoin represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of bitcoin represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of bitcoin.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving bitcoin more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust.

Custodian’s limited operating history.

Custody and security services for the Trust’s bitcoin are provided by Coinbase Custody, although the Trust may retain one or more additional custodians at a later date. Bitcoin held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s bitcoin holdings may be custodied by Coinbase Custody and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced custodians and the Trust’s ability to securely safeguard the bitcoin.

The Fund expects Coinbase Custody will custody most or all of its bitcoin holdings. A loss of confidence or breach of the Custodian may adversely affect the Trust and the value of an investment in the Shares.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s bitcoin.

The Sponsor could decide to replace the Custodian as the custodian of the Trust’s bitcoin. Transferring maintenance responsibilities of the Trust’s account with the Custodian to another party will likely be complex and could subject the Trust’s bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custodial Services Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custodial Services Agreement that costs more, the value of the Shares could be adversely affected.

Lack of recourse.

The Custodian has limited liability, impairing the ability of the Trust to recover losses relating to its bitcoin and any recovery may be limited, even in the event of fraud. In addition, the Custodian may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodian may be limited.

[Under the Custodian Agreement, the Custodian’s liability is limited to the greater of (i) the market value of the Trust’s bitcoin held by the Custodian at the time the events giving rise to the liability occurred and (ii) the fair market value of the Trust’s bitcoin held by the Custodian at the time that the Custodian notifies the Sponsor or Trustee in writing, or the Sponsor or the Trustee otherwise has actual knowledge of the events giving rise to the liability.]

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as they case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Index Provider has limited liability relating to the use of the Index, impairing the ability of the Trust to recover losses relating to its use of the Index. The Index Provider does not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or index calculation, errors, omissions or interruptions of the Index or any data included therein. The Index could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Sub-Adviser, the Trustee, the Transfer Agent or the Custodian.

Each of the Sponsor, the Sub-Adviser, the Trustee, the Transfer Agent and the Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, the Sub-Adviser, the Trustee, the Transfer Agent or the Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the bitcoin holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding bitcoin. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoin. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its bitcoin and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer bitcoin may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its bitcoin. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Unforeseeable risks.

Bitcoin has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the bitcoin market, including advancements in the underlying technology or advancements in competing technologies, changes to bitcoin may expose investors in the Fund to additional risks which are impossible to predict.

Risks Associated with the Index and Index Pricing

The Index has a limited history.

The Index was developed by the Index Provider and has a limited performance history. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Index’s performance. The Index Provider has substantial discretion at any time to change the methodology used to calculate the Index, including the spot markets that contribute prices to the Trust’s NAV. The Index Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Index will appropriately track the price of bitcoin in the future. The Index Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Index.

Pricing sources used by the Index are digital asset spot markets that facilitate the buying and selling of bitcoin and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of bitcoin may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of bitcoin used in Index calculations and, therefore, could adversely affect the bitcoin price as reflected by the Index.

The Index is based on various inputs which include price data from various third-party bitcoin spot markets. The Index Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

Right to change index.

The Sponsor, in its sole discretion, may cause the Trust to track (or price its portfolio based upon) an index or standard other than the Index at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index or standard better aligns with the Trust’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

Risks related to pricing.

As set forth under “CALCULATION OF NAV” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Index. The price of bitcoin in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of bitcoin per Share.

Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s bitcoin holdings or bitcoin holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

There is a lack of consensus regarding the regulation of digital assets, including bitcoin. Regulation of digital assets continues to evolve across different jurisdictions worldwide, which may cause uncertainty and insecurity as to the legal and tax status of a given digital asset. As bitcoin and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

Recent events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including Bitcoin and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and bitcoin held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

The Financial Crimes Enforcement Network (“FinCEN”) requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. In 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as a money services business and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares. In a March 2018 letter from FinCEN’s assistant secretary for legislative affairs to U.S. Senator Ron Wyden, the assistant secretary indicated that under current law both the developers and the exchanges involved in the sale of tokens in an initial coin offering (“ICO”) may be required to register with FinCEN as money transmitters and comply with the anti-money laundering regulations applicable to money transmitters.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or commodity pools under the Commodity Exchange Act.

The 1940 Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the 1940 Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future and current laws and regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust

The regulation of bitcoin and related products and services continues to evolve, may take many different forms and will, therefore, impact bitcoin and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of bitcoin’s status as not being a security, changes to regulations surrounding bitcoin futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over bitcoin, the Bitcoin network, bitcoin trading, or related activities impacting other parts of the digital asset market, may adversely impact bitcoin and therefore may have an adverse effect on the value of your investment in the Trust.

A number of jurisdictions worldwide have adopted prohibitions or restrictions on bitcoin trading and other activity relating to virtual currencies and digital assets, which could negatively affect bitcoin prices or demand. For instance, some observers believe that Chinese governmental regulatory actions regarding bitcoin mining and trading activity were one factor that contributed to the drawdowns in global bitcoin prices in May 2021.

Furthermore, legal claims have been filed in the United Kingdom by an entity associated with an individual named Craig Wright. The entity alleges that the private keys to bitcoin purportedly worth several billion dollars were rendered inaccessible to it in a hack, and advances a series of novel legal theories in support of its request that the court compel certain core developers associated with the Bitcoin network to either somehow transfer the bitcoin out of the bitcoin address to which the entity no longer can access the private keys to a new bitcoin address that it currently does control, or alternatively amend the source code to the Bitcoin network itself to restore its access to the stranded bitcoin. If a court decides to grant the relief requested, wide-ranging and fundamental changes to the source code, operations, and governance of, and basic principles underlying, the Bitcoin network might be required, and a loss of public confidence in the Bitcoin network could result, leading to a decrease in the value of bitcoin, which could negatively impact the value of the Shares.

The legal status of bitcoin and other digital assets varies substantially from country to country. In many countries, the legal status of bitcoin is still undefined or changing. Some countries have deemed the usage of certain digital assets illegal. Other countries have banned digital assets or securities or derivatives in respect to them (including for certain categories of investors), banned the local banks from working with digital assets or have restricted digital assets in other ways. For example, bitcoin and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions, such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. In some countries, such as the United States, different government agencies define digital assets differently, leading to further regulatory conflict and uncertainty.

In addition, cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including bitcoin. The effect of any existing regulation or future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect bitcoin, particularly with respect to bitcoin spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of bitcoin. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of bitcoin, and, in turn, the value of the Shares.

Any change in regulation in any particular jurisdiction may impact the supply and demand of that specific jurisdiction and other jurisdictions due to the global network of exchanges for bitcoin, as well as composite prices used to calculate the underlying value of the Trust’s bitcoin, as such data sources span multiple jurisdictions.

Future legal or regulatory developments may negatively affect the value of bitcoin or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to incur unforeseen expenses or liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which bitcoin are treated for classification and clearing purposes. In particular, although bitcoin is currently understood to be a commodity when transacted on a spot basis, bitcoin itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in bitcoin to full CFTC regulatory jurisdiction. Alternatively, in the future bitcoin might be classified by the SEC as a “security” under U.S. federal securities laws. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. In particular, the Trust may be required to rapidly unwind its entire position in bitcoin at potentially unfavorable prices and potentially terminate, in the event that bitcoin were determined to fall under the definition of a security under U.S. securities laws. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders. As of the date of this Prospectus, the Sponsor is not aware of any rules that have been proposed to regulate bitcoin as a commodity interest or a security.

To the extent that bitcoin is determined to be a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective.

To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the NFA and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

The SEC has not asserted regulatory authority over bitcoin or trading or ownership of bitcoin and has not expressed the view that bitcoin should be classified or treated as a security for purposes of U.S. federal securities laws. In fact, senior members of the staff of the SEC have expressed the view that bitcoin is not a security under the federal securities laws. However, the SEC has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. For example, in a recent letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division.

The SEC also recently determined that certain digital assets are securities under the U.S. securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including bitcoin. Finally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) stated that digital assets were an examination priority for 2020. In particular, OCIE intended to focus its examination on portfolio management of digital assets, safety of client funds and assets, pricing and valuation of client portfolios, compliance and internal controls, and supervision of employee outside business activities.

The SEC has recently proposed rule changes amending and redesignating rule 206(4)-2 under the Investment Advisers Act (the “Custody Rule”). The proposed “Safeguarding Rule” would amend the definition of a “qualified custodian” under the Custody Rule and expand the scope of the Custody Rule to cover all digital assets, including bitcoin, and related advisory activities. If enacted as proposed, these rule changes would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including bitcoin. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangements with the Custodian. It is possible that such amendments, if adopted, could prevent the Custodian from serving as service providers to the Trust, or require potentially significant modifications to existing arrangements, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the Custodian currently plays, the Trust’s operations (including in relation to creations and redemptions of Baskets and the holding of bitcoin) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected. Further, the proposed amendments could have a severe negative impact on the price of bitcoin and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to bitcoin, or causing certain holders of bitcoin to sell their holdings.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be

able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust, including gains and losses realized in connection with the use of bitcoin to pay Trust expenses. The Trust does not anticipate making distributions to Shareholders, so any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. If a Shareholder sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The tax treatment of bitcoin and transactions involving bitcoin for United States federal income tax purposes may change.

Under current IRS guidance, bitcoin is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in bitcoin in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which bitcoin is exchanged and the taxpayer’s basis in the bitcoin. However, because bitcoin is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin may change from that described in this prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of bitcoin may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving bitcoin. In addition, the IRS and U.S. Department of Treasury have proposed regulations regarding the tax information reporting rules for crypto currency transactions. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

Investors should consult their personal tax advisors before making any decision to purchase the Shares of the Trust. Additionally, the tax considerations contained herein are in summary form and may not be used as the sole basis for the decision to invest in the Shares from a tax perspective, since the individual situation of each investor must also be taken into account. Accordingly, the considerations regarding taxation contained herein any sort of material information or tax advice nor are they in any way to be construed as a representation or warranty with respect to specific tax consequences.

The tax treatment of bitcoin and transactions involving bitcoin for state and local tax purposes is not settled.

Because bitcoin is a new technological innovation, the tax treatment of bitcoin for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of bitcoin for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of bitcoin may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoin generally. Moreover, it cannot be ruled out that the tax treatment by tax authorities and courts could be interpreted differently or could be subject to changes in the future. Any such treatment may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares.

The taxation of bitcoin and associated companies can vary significantly by jurisdiction and is subject to risk of significant revision. Such revision, or the application of new tax schemes or taxation in additional jurisdictions, may adversely impact the Trust’s performance. Before making a decision to invest in the Trust, investors should consult their local tax advisor on taxation.

A hard “fork” of the Bitcoin Blockchain could result in Shareholders incurring a tax liability.

The Trust intends to disclaim any digital assets created by a fork of the Bitcoin blockchain. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Sponsor will do so. Therefore, if a fork of the Bitcoin network results in holders of bitcoin receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Bitcoin Blockchain and the Trust claims the new forked asset, the Trust could hold both the original bitcoin and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new cryptocurrency. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Custodian to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “ARKB.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the bitcoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.

Bitcoin is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where bitcoin trade. In a highly volatile market, or if one or more spot markets supporting the bitcoin market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor and Sub-Adviser will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor and the Sub-Adviser each rely heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.

The Sponsor and the Sub-Adviser each rely heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor or the Sub-Adviser, as applicable.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee, the Sponsor and the Sub-Adviser.

In addition, certain personnel performing services on behalf of the Sponsor or the Sub-Adviser will be shared with the respective affiliates of the Sponsor and the Sub-Adviser, including with respect to execution, Trust operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV calculation.

In certain circumstances, the Trust’s bitcoin investments may be valued using techniques other than reliance on the price established by the Index. The value established by using the Index may be different from what would be produced through the use of another methodology. Bitcoin valued using techniques other than those employed by the Index, including bitcoin investments that are “fair valued,” may differ from the value established by the Index.

BITCOIN, BITCOIN MARKETS AND REGULATION OF BITCOIN

This section of the Prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the spot markets where bitcoin can be bought, held and sold, the bitcoin OTC market and bitcoin mining.

Bitcoin and the Bitcoin Network

Bitcoin is based on the decentralized, open source protocol of a peer-to-peer electronic network. No single entity owns or operates the Bitcoin network. Bitcoin is not issued by governments, banks or any other centralized authority. The infrastructure of the Bitcoin network is collectively maintained on a distributed basis by the network’s participants, consisting of “miners,” who run special software to validate transactions, developers, who maintain and contribute updates to the Bitcoin network’s source code, and users, who download and maintain on their individual computer a full or partial copy of the Bitcoin Blockchain and related software. Anyone can be a user, developer, or miner. The Bitcoin network is accessed through software, and software governs bitcoin’s creation, movement, and ownership. The source code for the Bitcoin network and related software protocol is open-source, and anyone can contribute to its development. The value of bitcoin is in part determined by the supply of, and demand for, bitcoin in the global markets for the trading of bitcoin, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Bitcoin transaction and ownership records are reflected on the Bitcoin Blockchain. Miners authenticate and bundle bitcoin transactions sequentially into files called “blocks,” which requires performing computational work to solve a cryptographic puzzle set by the Bitcoin network’s software protocol. Because each solved block contains a reference to the previous block, they form a chronological “chain” back to the first bitcoin transaction. Copies of the Bitcoin Blockchain are stored in a decentralized manner on the computers of each individual Bitcoin network full node, i.e., any user who chooses to maintain on their computer a full copy of the Bitcoin Blockchain as well as related software. Each bitcoin is associated with a set of unique cryptographic “keys,” in the form of a string of numbers and letters, which allow whoever is in possession of the private key to assign that bitcoin in a transfer that the Bitcoin network will recognize.

Bitcoin

Bitcoin is a digital asset that can be transferred among participants on the Bitcoin network on a peer-to-peer basis via the Internet. Unlike other means of electronic payments, bitcoin can be transferred without the use of a central administrator or clearing agency. Because a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term decentralized is often used in descriptions of bitcoin.

Bitcoin Network

Bitcoin was first described in a white paper released in 2008 and published under the name “Satoshi Nakamoto.” The protocol underlying bitcoin was subsequently released in 2009 as open source software and currently operates on a worldwide network of computers.

The first step in using bitcoin for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers on the Bitcoin Blockchain and are associated with a pair of public and private keys. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s address using the public and private keys. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account.

The amount of bitcoin associated with each bitcoin address is listed in a public ledger, referred to as a “blockchain.” Copies of the Bitcoin Blockchain exist on thousands of computers on the Bitcoin network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the Bitcoin Blockchain or be able to connect with another computer that holds a copy of the Bitcoin Blockchain.

When a bitcoin user wishes to transfer bitcoin to another user, the sender must first request a bitcoin address from the recipient. The sender then uses his or her bitcoin wallet software to create a data packet containing the proposed addition (often referred to as a “transaction”) to the Bitcoin Blockchain. The proposed transaction would reduce the sender’s address and increase the recipient’s address by the amount of bitcoin desired to be transferred, and is sent on a peer-to-peer basis to other computers participating in the Bitcoin network.

Bitcoin Protocol

Bitcoin is an open source project with no central authority that controls the Bitcoin network, and anyone can review the underlying code and suggest changes. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin network software known as the “Bitcoin Core,” and who loosely oversee the development of its source code. There are many other compatible versions of Bitcoin network software, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin protocol. The core developers are able to access, and can alter, the Bitcoin network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin network’s source code. However, because bitcoin has no central authority, the release of updates to the Bitcoin network’s source code by the core developers does not guarantee that the updates will be automatically adopted by the other participants in the Bitcoin network. Users and miners must accept any changes made to the Bitcoin network source code by downloading the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code is effective only with respect to those Bitcoin users and miners who choose to download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—Risks Associated with bitcoin and the Bitcoin network.” A modification to the source code becomes part of the Bitcoin network only if accepted by participants collectively having most of the processing power on the Bitcoin network. In recent years, there have been several forks in the Bitcoin network, including, but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others. For example, on August 1, 2017, a group of developers and miners accepted certain changes to the Bitcoin network software intended to increase transaction capacity, while the rest of the Bitcoin network did not, causing a hard fork. Blocks mined on this new network, called Bitcoin Cash, now diverge from blocks mined on the Bitcoin network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and Bitcoin Cash now operate as separate, independent networks, and have different native digital assets (bitcoin versus bitcoin cash).

The Trust has adopted the following procedures to address situations involving a fork that results in the issuance of new cryptocurrency that the Trust may receive. Typically, the holder of bitcoin has no discretion in a hard fork transaction; it merely receives the new cryptocurrency while it continues to hold the same number of bitcoin. The Trust Agreement will stipulate that if such a transaction does occur, the Trust will as soon as possible direct the Custodian to distribute the new cryptocurrency in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new cryptocurrency and for the proceeds to be distributed to the Shareholders. The Trust is under no obligation to claim the forked asset if doing so will expose the Trust’s (original) bitcoin holdings to risk. Alternatively, the Custodian may not agree to provide the Trust with access to the forked asset.

Core development of the Bitcoin Network source code has increasingly focused on modifications of the Bitcoin network protocol to increase speed and scalability and also allow for non-financial, next generation uses. For example, following the activation of Segregated Witness on the Bitcoin network, an alpha version of the

Lightning Network was released. The Lightning Network is an open-source decentralized network that enables instant off-blockchain transfers of the ownership of bitcoin without the need of a trusted third party. The system utilizes bidirectional payment channels that consist of multi-signature addresses. One transaction on the Bitcoin Blockchain is needed to open a channel and another on -blockchain transaction can close the channel. Once a channel is open, value can be transferred instantly between counterparties, who are engaging in real bitcoin transactions without broadcasting them to the Bitcoin network. New transactions will replace previous transactions and the counterparties will store everything locally as long as the channel stays open to increase transaction throughput and reduce computational burden on the Bitcoin network. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Bitcoin Blockchain. The Trust’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin network as a whole. Conversely, projects that operate and are built within the Bitcoin Blockchain may increase the data flow on the Bitcoin network and could either bloat the size of the Bitcoin Blockchain or slow confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the Bitcoin Blockchain or the Bitcoin network.

Currently, the Bitcoin network is in the process of considering the implementation of the proposed Taproot upgrade, a soft fork which is intended to enhance smart contract functionality on the Bitcoin Blockchain and make complex transactions (e.g., multi-signature transactions) similar to ordinary transactions in terms of their on-chain footprint. The Taproot upgrade will reduce the size of complex bitcoin transactions and will replace the on-blockchain storage of such data with a single cryptographic hash for the entire transaction, thereby enhancing privacy while also reducing the data size for complex transactions. This is expected to result in making complex transactions cheaper and easier to execute. Following a lengthy debate among the core developers, the code for the Taproot upgrades was merged into the Bitcoin Core software on a temporary trial basis. A supermajority of miners must signal their approval for the adoption of the Taproot upgrade during a specified time window, or the Taproot upgrade will not become permanently activated.

Bitcoin Transactions

A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. The sender’s use of his or her digital signature enables participants on the Bitcoin network to verify the authenticity of the bitcoin transaction.

A user’s digital signature is generated via usage of the user’s so-called “private key,” one of two numbers in a so-called cryptographic “key pair.” A key pair consists of a “public key” and its corresponding private key, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

Public keys are associated with bitcoin addresses that are publicly known and can accept a bitcoin transfer. Private keys are used to sign transactions that initiate the transfer of bitcoin from a sender’s bitcoin address to a recipient’s bitcoin address. Only the holder of the private key associated with a particular bitcoin address can digitally sign a transaction proposing a transfer of bitcoin from that particular bitcoin address.

A user’s bitcoin address may be safely distributed, but a user’s private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. Only by using a private key can a bitcoin user create a digital signature to transfer bitcoin to another user. In addition, if an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and send the user’s bitcoin to any arbitrary bitcoin address, thereby stealing the user’s bitcoin.

The usage of key pairs is a cornerstone of the Bitcoin network. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key enables the thief immediate and unfettered access to the corresponding bitcoin. Bitcoin users must therefore understand that in this regard, bitcoin is a bearer asset, similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often employ sophisticated security measures. For a discussion of how the Trust secures its bitcoin, see “The Custodian” below.

The Bitcoin network incorporates a system to prevent double spending of a single bitcoin. To prevent the possibility of double-spending a single bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Bitcoin Blockchain, which is publicly available. Thus, the Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Bitcoin Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin network software program.

The process by which bitcoin are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download special mining software, which, like regular Bitcoin network software programs, turns the user’s computer into a “node” on the Bitcoin network. A node may validate transactions and add new blocks of transactions to the Bitcoin Blockchain.

Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations imposed by the Bitcoin network’s software protocol, called “proof of work,” in order to validate proposed transactions and bundle them into a data packet known as a “block.” The first miner who successfully solves the cryptographic puzzle imposed by the Bitcoin network’s software protocol is permitted to add a block of transactions to the Bitcoin Blockchain and is rewarded by a grant of newly-issued bitcoin, known as the “block reward.” Bitcoin is created and allocated by the Bitcoin network protocol and distributed through a “mining” process subject to a strict, well-known issuance schedule. Block rewards for mining are the method by which new bitcoin is issued. The supply of bitcoin is limited to 21 million by the Bitcoin network’s software protocol. Miners may also be paid an optional transaction fee by the users whose transactions are contained in the mined block.

Confirmed and validated bitcoin transactions are recorded in blocks added to the Bitcoin Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Bitcoin Blockchain by one miner; as a result, individual miners and mining pools on the Bitcoin network engage in a competitive process of constantly increasing their computing power to improve their individual likelihood of solving new blocks. As more miners join the Bitcoin network and its processing power increases, or if miners leave the Bitcoin network and its processing power declines, the Bitcoin network adjusts the complexity of a block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin Blockchain approximately every ten minutes.

Bitcoin Markets

Bitcoin can be transferred in direct peer-to-peer transactions through the direct sending of bitcoin over the Bitcoin Blockchain from one bitcoin address to another. Among end-users, bitcoin can be used to pay other members of the Bitcoin network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Bitcoin Blockchain or through third-party service providers.

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Bitcoin spot markets typically permit investors to open accounts with the market and then purchase and sell bitcoin via websites or through mobile applications. Prices for trades on bitcoin spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a bitcoin market and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address on the Bitcoin Blockchain. This latter process is an activity that occurs on the Bitcoin network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of bitcoin in its internal books and records, rather than on the Bitcoin Blockchain. The spot market ordinarily does not transfer bitcoin to the investor on the Bitcoin Blockchain unless the investor makes a request to the exchange to withdraw the bitcoin in their exchange account to an off-exchange bitcoin wallet.

Outside of the spot markets, bitcoin can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for bitcoin, investment managers, proprietary trading firms, high-net-worth individuals that trade bitcoin on a proprietary basis, entities with sizeable bitcoin holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of bitcoin. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of bitcoin could initiate the transaction by sending the bitcoin to the buyer’s bitcoin address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on bitcoin spot markets.

In addition, bitcoin futures and options trading occurs on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of bitcoin derivatives has developed substantially. As of April 29, 2021, CFTC regulated bitcoin futures represented approximately $66 billion in notional trading volume on Chicago Mercantile Exchange (“CME”). Bitcoin futures on the CME traded over $1.2 billion per day in December 2020 and represented $1.6 billion in open interest.

Although bitcoin was the first digital asset, in the ensuing years, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ether, XRP, bitcoin cash, and litecoin. As of April 29, 2021, bitcoin had a total market capitalization of approximately $994 billion and represented approximately 48.2% of the entire digital asset market.

As discussed in more detail below, barring the liquidation of the Trust or extraordinary circumstances, the Trust will not directly purchase or sell bitcoin, although the Trustee may direct the Custodian to sell bitcoin to pay certain expenses. Instead, Authorized Participants will deliver bitcoin to the Trust’s account with the Custodian in exchange for Shares of the Trust, and the Trust, through the Custodian, will deliver bitcoin to Authorized Participants when those Authorized Participants redeem Shares.

Regulation of Bitcoin and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset spot markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of spot markets or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors.

Recent events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians.

In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. As noted previously, the SEC has not asserted regulatory authority over bitcoin or trading or ownership of bitcoin and has not expressed the view that bitcoin should be classified or treated as a security for purposes of U.S. federal securities laws.

The CFTC has regulatory jurisdiction over the bitcoin futures markets. In addition, because the CFTC has determined that bitcoin is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for bitcoin. The CFTC has pursued enforcement actions relating to fraud and manipulation involving bitcoin and bitcoin markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving bitcoin that do not use collateral, leverage, or financing.

On December 1, 2017, two designated contract markets (“DCMs”) registered with the CFTC self-certified new contracts for bitcoin futures products. DCMs are boards of trades (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the Commodity Exchange Act. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis, with twenty-three Core Principles established in Section 5(d) of the CEA. Among other things, DCMs are required to establish self-regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of bitcoin futures, which required DCMs to enter direct information sharing agreements with spot market platforms to allow access to trade and trader data; monitor data from cash markets with respect to price settlements and other bitcoin prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Bitcoin network, the bitcoin markets, and their users, particularly bitcoin spot markets and service providers that fall within such jurisdictions’ regulatory scope. Foreign jurisdictions including Canada, Germany, Sweden and Switzerland have also approved exchange-traded bitcoin products.

The effect of any future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND BITCOIN PRICES

Overview of the Trust

The Trust is an exchange-traded fund that issues Shares that trade on the Exchange. The Trust’s investment objective is to reflect the performance of bitcoin, as measured by the performance of the Index, adjusted for the Trust’s expenses and liabilities. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the bitcoin price reported by the Index. The Trust is sponsored by 21Shares US LLC, a wholly owned subsidiary of Amun Holding Ltd.

The Sponsor believes that the Trust will provide a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Trust’s Shares rather than purchasing, holding and trading bitcoin directly. The latter alternative would require selecting a bitcoin spot market and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.

Use of the CME CF Bitcoin Reference Rate — New York Variant

The Trust will determine the Bitcoin Index Price and value its Shares daily based on the value of bitcoin as reflected by the Index. The Index is calculated daily and aggregates the notional value of bitcoin trading activity across major bitcoin spot exchanges. The Index currently uses substantially the same methodology as the CME CF Bitcoin Reference Rate (“BRR”), including utilizing the same constituent Bitcoin Exchanges, which is the underlying rate to determine settlement of CME bitcoin futures contracts, except that the Index is calculated as of 4 p.m. ET, whereas the BRR is calculated as of 4 p.m. London time. The Index is designed based on the IOSCO Principals for Financial Benchmarks. The administrator of the Index is CF Benchmarks Ltd. (the “Index Provider”). The Trust also uses the Bitcoin Index Price to calculate its “Bitcoin Holdings,” which is the aggregate U.S. Dollar value of bitcoins in the Trust, based on the Bitcoin Index Price, less its liabilities and expenses. “Bitcoin Holdings per Share” is calculated by dividing Bitcoin Holdings by the number of Shares currently outstanding. Bitcoin Holdings and Bitcoin Holdings per Share are not measures calculated in accordance with GAAP. Bitcoin Holdings is not intended to be a substitute for the Trust’s NAV calculated in accordance with GAAP, and Bitcoin Holdings per Share is not intended to be a substitute for the Trust’s NAV per Share calculated in accordance with GAAP.

The Index was created to facilitate financial products based on bitcoin. It serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4 p.m. ET. The Index, which has been calculated and published since February 28, 2022, aggregates the trade flow of several Bitcoin Exchanges, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the Index is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent Bitcoin Exchanges, which are currently Coinbase, Bitstamp, Kraken, itBit, LMAX Digital and Gemini (the “Constituent Platforms”), as follows:

•	All Relevant Transactions are added to a joint list, recording the time of execution, trade price and size for each transaction.

•	The list is partitioned by timestamp into 12 equally-sized time intervals of 5 (five) minute length.

•

For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

•	The Index is then determined by the equally-weighted average of the volume medians of all partitions.

The Index does not include any futures prices in its methodology. A “Relevant Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. Eastern time on a Constituent Platform in the BTC/USD pair that is reported and disseminated by a Constituent Platform through its publicly available API and observed by the Index Provider.

An oversight function is implemented by the Index Provider in seeking to ensure that the Index is administered through the Index Provider’s codified policies for Index integrity.

The Sponsor believes that the use of the Index is reflective of a reasonable valuation of the average spot price of bitcoin and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Index thereby seeks to ensure that transactions in bitcoin conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index level, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Index Provider in seeking to ensure that the Index is administered through codified policies for Index integrity.

Index data and the description of the Index are based on information made publicly available by the Index Provider on its website at https://www.cfbenchmarks.com. None of the information on the Index Provider’s website is incorporated by reference into this prospectus.

The below table reflects the average daily trading volume (in thousands of USD) of each of the Bitcoin Exchanges included in the Index as of [            ] using data observed by the Index Provider through the public APIs of the Bitcoin Exchanges from February 28, 2022 to [            ]:

Bitcoin Exchanges Included in the Index As of [ ]	Average Daily Volume (in thousands of USD)
Coinbase	$	[	]
Bitstamp	$	[	]
Gemini	$	[	]
itBit	$	[	]
Kraken	$	[	]
LMAX Digital	$	[	]

The domicile, regulation and legal compliance of the Bitcoin Exchanges included in the Index varies. Information regarding each Bitcoin Exchange may be found, where available, on the websites for such Bitcoin Exchanges and public registers for compliance with local regulations, among other places.

The Sponsor has entered into a licensing agreement with the Index Provider to use the Index. The Trust is entitled to use the Index pursuant to a sub-licensing arrangement with the Sponsor.

As the Index is calculated as a price return, it does not track forks or air drops involving bitcoin. Accordingly, the Trust will not participate in forks or air drops, as further described above in “Risk Factors — The inability to recognize the economic benefit of a “fork” or an “air drop” could adversely impact an investment in the Trust.”

CF BENCHMARKS LTD. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE

NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

CALCULATION OF NAV

The Sponsor believes that use of the Index mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

As discussed, the fact that there are multiple bitcoin spot markets contributing prices to the NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple spot markets simultaneously to impact the NAV, or dramatically skew the historical distribution of volume between the various exchanges.

The Trust’s NAV per Share is calculated by:

•	taking the current market value of its total assets based on the bitcoin price determined by the Index;

•	subtracting any liabilities; and

•	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. EST. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. EST. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. EST and almost always by 8:00 p.m. EST). The pause between 4:00 p.m. EST and 5:30 p.m. EST (or later) provides an opportunity to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, [●] will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the price of bitcoin.

The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. EST to 4:00 p.m. EST. [●] will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as Authorized Participants are the only Shareholders who interact with the NAV and the Sponsor will communicate its NAV calculation methodology clearly.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on June 22, 2021 pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 16, 2021.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of bitcoin represented by the NAV of the Baskets being created or redeemed. The total amount of bitcoin required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a unified fee of 0.95% (the “Sponsor Fee”). The Sponsor Fee will be paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the Trust’s NAV as of that day. The Sponsor Fee will accrue daily and be payable in bitcoin. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. The Sponsor will transfer or sell bitcoin in such quantity as is necessary to permit payment of the Sponsor Fee and may also direct the Custodian to transfer or sell bitcoin in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor. The Sub-Adviser fee is paid by the Sponsor out of the Sponsor Fee.

The Sponsor will seek to transfer bitcoin at such times, and in its sole discretion, as required to permit such payments as they become due. The amount of bitcoin transferred or sold may vary from time to time depending on the market price of bitcoin relative to the Trust’s expenses and liabilities.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•

180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•

the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

•	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin;

•

any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of bitcoin for purposes of determining the NAV of the Trust;

•	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•

the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•

60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•

the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•

the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Custodian, or the Index Provider. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has engaged the Sub-Adviser pursuant to marketing and sub-advisory agreements to serve as the Trust’s sub-adviser and to provide marketing support to the Sponsor with respect to the Trust. The Sponsor is responsible for supervising the Sub-Adviser. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified fee.

The Sponsor is a wholly-owned subsidiary of Amun Holding Ltd. At present, the primary business activities of Amun Holding Ltd. are providing exchange traded products and tokenization services in the crypto space directly and through its subsidiaries, 21Shares AG, 21Shares US LLC, Jura Pentium AG, Amun Ltd, Jura Pentium Inc and Jura Pentium Ltd.

The principal office of the Sponsor is:

21Shares US LLC

477 Madison Avenue

New York, New York 10022

The Sub-Adviser

The Sub-Adviser serves as the Trust’s sub-advisor pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”). The Sub-Advisor is primarily responsible for [the day-to-day supervision and investment strategy of, and making investment decisions for, the Trust]. As of [●], 2023, the Sub-Advisor had approximately $[●] of assets under management. The Sponsor has entered into the Sub-Advisory Agreement with the Sub-Advisor and pays the Sub-Advisor out of the Sponsor Fee it receives from the Trust. [The Sub-Advisor will receive a portfolio management fee equal to [●]% of the quantity of the net assets of the Trust, which accrues daily and is paid by the Sponsor (the “Sub-Advisor Fee”)]. The Sub-Advisor’s principal office is located at 200 Central Ave, Suite 1850, Saint Petersburg, Florida 33701, and its telephone number is [●].

The Sub-Advisor [will manage 100% of the Trust’s assets] and provide marketing support to the Sponsor. The Sub-Advisor will be paid by the Sponsor an annual Sub-Advisory fee of [●]% based on the Trust’s average daily net assets (total assets of the Trust, minus the sum of its accrued liabilities). The Trust does not directly pay the Sub-Advisor.

The following is a biographical summary of the business experience of the principals of the Sub-Advisor. Of the individuals below, only [●] and [●] participate in making trading or operational decisions for the Trust. [●] and [●] are Principals of the Sub-Advisor and have served as such since [●] and [●], respectively. [●] is an Associated Person and Principal of the Sub-Advisor and has served as such since [●].

[●]

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General duty of care of Trustee.

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least 30 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Fund Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The Custodian

The Custodian is responsible for safekeeping all of the bitcoin owned by the Trust. The Custodian was selected by the Sponsor. The Custodian has responsibility for opening the Bitcoin Account, as well as facilitating the transfer of bitcoin required for the operation of the Trust.

The Transfer Agent

The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

Index Services

The Index Provider is responsible for analyzing bitcoin market data relating to the calculation and maintenance of the Index.

The Marketing Agent

The Marketing Agent is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

CUSTODY OF THE TRUST’S ASSETS

The Trust’s Custodian will keep custody of the Trust’s bitcoin. The transfer of bitcoin to and from Authorized Participants is directed by the Sponsor. The Custodian will keep a substantial portion of the private keys associated with the Trust’s bitcoin in “cold storage” or similarly secure technology. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Custodian can upload the fully signed transaction to an online network and transfer the bitcoin.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis. The Trust has entered into a cash custody agreement with The Bank of New York Mellon under which The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “ARKB.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. The Trust continuously offers Baskets consisting of 5,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin represented by the Baskets being created or redeemed, the amount of which is based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities) being created or redeemed determined as of 4:00 p.m. EST on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the bitcoin required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Authorized Participants are expected to be capable of participating directly in the bitcoin spot markets. Authorized Participants or their affiliates may from time to time buy or sell bitcoin and may profit in these instances.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.

Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Trust’s Custodian in order to facilitate settlement of the Shares and bitcoin as described in more detail in the Creation Procedures and Redemption Procedures sections below.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by 3pm EST, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received by the Transfer Agent is considered the purchase order date.

By placing a purchase order, an Authorized Participant agrees to facilitate the deposit of bitcoin with the Trust. Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the creation order. Authorized Participants may not withdraw a creation request.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a creation order, an Authorized Participant agrees to facilitate the deposit of bitcoin with the Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.

The total deposit of bitcoin required to create each Basket is an amount of bitcoin that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received. Each night, the Sponsor will publish the amount of bitcoin that will be required in exchange for each creation order.

Following an Authorized Participant’s purchase order, the Trust’s Custodian account must be credited with the required bitcoin by the end of the business day following the purchase order date. Upon receipt of the bitcoin deposit amount in the Trust’s Custodian account, the Custodian will notify the Transfer Agent, the Authorized Participant, and the Sponsor that the bitcoin has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the applicable DTC account.

Bitcoin held in the Trust’s Custodian account is the property of the Trust and is not traded, leased, or loaned except as may be necessary to pay the Sponsor Fee or the Trust’s expenses and liabilities.

Determination of Required Deposits

The total deposit required to create each Basket (“Basket Deposit”) changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of bitcoin constituting the Basket Deposit as appropriate to reflect accrued expenses and any loss of bitcoin that may occur. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. EST. The total deposit of bitcoin required to create each Basket is an amount of bitcoin that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received. Each night, the Sponsor will publish the amount of bitcoin that will be required in exchange for each Basket Deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. Upon receipt of the deposit amount by the Custodian, the Sponsor will notify the Transfer Agent that the bitcoin has been received, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the ap DTC account on the business day following the purchase order date. The expense and risk of delivery and ownership of bitcoin until such bitcoin has been received by the Custodian on behalf of the Trust will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

•	the purchase order or Basket Deposit is not in proper form;

•	it would not be in the best interest of the Shareholders of the Trust;

•	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

•	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

•

circumstances outside the control of the Trust, the Sponsor, the Sub-Adviser, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process Creations Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Sub-Adviser, the Transfer Agent or the Custodian will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on bitcoin being removed from the Trust’s Custodian account. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 3pm EST, or the close of regular trading on the Exchange, whichever is earlier. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The redemption distribution from the Trust consists of a movement of bitcoin to the redeeming Authorized Participant representing the amount of bitcoin held by the Trust evidenced by the Shares being redeemed. The redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Trust’s DTC account. If the Trust’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Once the Transfer Agent notifies the Sponsor that the Shares have been received in the Trust’s DTC account, the Transfer Agent instructs the Sponsor to authorize the Custodian to transfer the redemption bitcoin amount from the Trust’s Custodian account to the Authorized Participant.

Bitcoin held in the Trust’s Custodian account is the property of the Trust and is not traded, leased, or loaned except as may be necessary to pay the Sponsor Fee or the Trust’s expenses and liabilities.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant of an amount of bitcoin that is determined in the same manner as the determination of Basket Deposits discussed above.

Delivery of Redemption Distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the business day following the Redemption Order Date if, by 1pm EST, on such business day, the Trust’s DTC account has been credited with the baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will also be delayed.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Custodian make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 5,000 Shares (i.e., 1 Basket) or less.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin equal to the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the

Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of bitcoin or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from the Trust, the Sponsor or the Sub-Adviser and no such person has any obligation or responsibility to the Sponsor, the Sub-Adviser or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of bitcoin.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of bitcoin. Such deposits are held by the Custodian on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets or (ii) transferred or sold by the Custodian to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor and the Sub-Adviser will have the authority to manage the investments and operations of the Trust, and this may allow them to act in a way that furthers their own interests which may create a conflict with shareholders’ best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

Furthermore, the Sponsor, the Sub-Adviser or their affiliates may participate in transactions related to bitcoin, either for their own account or for account of a client. Such transactions may not serve to benefit the shareholders of the Trust and may have a positive or negative effect on the value of the bitcoin held by the Trust and, consequently, on the market value of bitcoin. In addition, the Sponsor, the Sub-Adviser or their affiliates may act in other capacities with regard to other investment products offered by either party.

The Sponsor, the Sub-Adviser, or their affiliates may issue derivative instruments relating to bitcoin. The Sponsor offers investment products that offer short exposure to bitcoin as well as other products that offer long exposure to bitcoin, either of which may take market share from the Trust or affect the value of bitcoin or an investment in the Trust. Introduction of such competing products may affect the market value of bitcoin and an investment in the Trust. The Sponsor and its affiliated companies may also receive non-public information relating to bitcoin and neither the Sponsor nor any of its affiliates will undertake to make this information available to investors in the Trust.

The Sponsor, the Sub-Adviser, and their employees and their affiliates, may engage in long or short transactions in bitcoin in their personal accounts (subject to certain internal employee trading policies and procedures), and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace.

Records of trading by these parties will not be available for inspection by shareholders. Because these parties may trade bitcoin for their own accounts at the same time as the Trust, prospective shareholders should be aware that such persons may take positions in bitcoin which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder will have any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement will provide that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

DUTIES OF THE SPONSOR

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

•

execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	retain independent public accountants to audit the accounts of the Trust;

•	employ attorneys to represent the Trust;

•

select the Trust’s Trustee, administrator, transfer agent, custodian(s), index provider, marketing agent(s); insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

•	develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

•	maintain the Trust’s website;

•	enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

•

receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

•	in connection with purchase orders, receive directly or through its delegates the amount of bitcoin in a Basket;

•

in connection with purchase orders, after accepting a purchase order and receiving the corresponding amount of bitcoin, either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

•

receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

•

in connection with redemption orders, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant the quantity of bitcoin attributable to the Shares redeemed;

•

assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

•

use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;

•	perform such other services as the Sponsor believes the Trust may from time to time require; and

•

in general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any bitcoin or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as will be described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section [•] of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Custodian

The Custodian has limited liability, impairing the ability of the Trust to recover losses relating to its bitcoin and any recovery may be limited, even in the event of fraud. In addition, the Custodian may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodian may be limited.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The executive officers of the Sponsor are as follows: [●]

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will also keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust.

LEGAL MATTERS

[●] has advised the Sponsor in connection with the Shares being offered. Dechert LLP advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the ARK 21Shares Bitcoin ETF will be included herein in reliance on the report of [●], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Fund Administration and Accounting Agreement

[To be provided by subsequent amendment.]

Custodial Services Agreement

[To be provided by subsequent amendment.]

Distribution Agreement

[To be provided by subsequent amendment.]

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below). The discussion represents, insofar as it describes conclusions as to US federal income tax law and subject to the limitations and qualifications described below, the opinion of Dechert LLP. The opinion of Dechert LLP, however, is not binding on the United States Internal Revenue Service (“IRS”) or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. Although not free from doubt due to the lack of directly governing authority, if the Trust operates as expected, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to Shareholders and the Internal Revenue Service (the “IRS”) on that basis. There can be no assurance that the IRS will agree with the conclusions herein and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any, and as if it directly incurred its respective pro rata share of the Trust’s expenses. In the case of a Shareholder that acquires Shares as part of the creation of a Basket, the delivery of bitcoin to the Trust in exchange for a pro rata share of the underlying bitcoin represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the bitcoin held in the Trust will be the same as its tax basis and holding period for the bitcoin delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying bitcoin related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies bitcoin as “property” that is not currency for U.S. federal income tax purposes and clarifies that bitcoin can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of bitcoin. Because bitcoin is a new technological innovation, the U.S. federal income tax treatment of bitcoin or transactions relating to investments in bitcoin may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving bitcoin. In addition, the IRS and U.S. Department of Treasury have proposed regulations regarding the tax information reporting rules for crypto currency transactions. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

Although the Trust does not intend to sell bitcoin, it will use bitcoin to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such bitcoin. If the Trust sells bitcoin (for example to generate cash to pay fees or expenses) or is treated as selling bitcoin (for example by using bitcoin to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the bitcoin that was sold. A Shareholder’s tax basis for its share of any bitcoin sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the bitcoin held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the bitcoin remaining in the Trust should be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the bitcoin that was sold or treated as sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the pro rata share of the bitcoin held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the bitcoin held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling bitcoin) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the bitcoin that was sold and otherwise will be short-term capital gain or loss.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying bitcoin represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis and holding period for the bitcoin received in the redemption generally will be the same as the Shareholder’s tax basis and holding period for the pro rata share of the bitcoin held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the bitcoin held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the bitcoin held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the bitcoin received by the Shareholder in the redemption.

The Trust intends to disclaim any digital assets created by a fork of the Bitcoin blockchain. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Sponsor will do so. Therefore, if a fork of the Bitcoin network results in holders of bitcoin receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Bitcoin Blockchain and the Trust claims the new forked asset, the Trust could hold both the original bitcoin and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new cryptocurrency. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Custodian to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

While the IRS has not addressed all situations in which air drops occur, it is clear from the reasoning of current IRS guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income. If the Trust were to receive the economic benefit of an airdrop, therefore, it would have similar tax consequences to those described above for a hard fork.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of bitcoin by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, noncorporate taxpayers may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the taxpayer’s adjusted gross income.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Cryptocurrency

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in bitcoin held by the Trust.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND

TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying bitcoins held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Custodian or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust, the Sponsor or the Sub-Adviser has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

•	the Trust’s website, [www.21shares.com]; and

•	the Trust Fact Sheet found on the Trust’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

INTELLECTUAL PROPERTY

[The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.]

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is www.[21shares].com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information is available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at [●]. The website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be provided by amendment]

F-1

APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

“Advisers Act”: The Investment Advisers Act of 1940.

“1933 Act”: The Securities Act of 1933.

“1940 Act”: Investment Company Act of 1940.

“Administrator”: The Bank of New York Mellon.

“Authorized Participant”: One that purchases or redeems Baskets from or to the Trust.

“Basket”: A block of 5,000 Shares used by the Trust to issue or redeem Shares.

“Basket Deposit”: The total deposit required to create each Basket.

“Bitcoin”: Is a system for decentralized digital value exchange that is designed to enable units of bitcoin to be transferred across borders without the need for currency conversion. Bitcoin is not legal tender. The supply of bitcoin is not determined by a central government, but rather by an open-source software program that limits both the total amount of bitcoin that will be produced and the rate at which it is released into the network. The responsibility for maintaining the official ledger of who owns what bitcoin and for validating new bitcoin transactions is not entrusted to any single central entity. Instead, it is distributed among the network’s participants.

“Blockchain (or Bitcoin blockchain)” is the public transaction ledger of the Bitcoin network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoin from the Bitcoin network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“Business Day”: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.

“CEA”: Commodity Exchange Act of 1936.

“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

“Code”: Internal Revenue Code of 1986, as amended.

“Custodian”: Coinbase Custody Trust Company, LLC.

“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“Exchange”: Cboe BZX Exchange, Inc.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

A - 1

“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“IRS”: U.S. Internal Revenue Service.

“Marketing Agent”: Foreside Global Services, LLC

“NAV”: Net asset value of the Trust.

“NFA”: National Futures Association.

“Redemption Order Date”: The date a redemption order is received in satisfactory form by the Marketing Agent.

“Register”: The record of all shareholders and holders of the Shares in certificated form kept by the Administrator.

“SEC”: The U.S. Securities and Exchange Commission.

“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.

“Shareholders”: Holders of Shares.

“Sponsor”: 21Shares US LLC, a Delaware limited liability company.

“Sub-Adviser”: ARK Investment Management LLC, a Delaware limited liability company.

“Transfer Agent”: The Bank of New York Mellon.

“Trust”: ARK 21Shares Bitcoin ETF.

“Trust Agreement”: Amended and Restated Trust Agreement of ARK 21Shares Bitcoin ETF.

“Trustee”: Delaware Trust Company, a Delaware trust company.

“You”: The owner or holder of Shares.

A - 2

ARK 21SHARES BITCOIN ETF

SHARES

PROSPECTUS

[     ], 2023

Until [●], 2023 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the Prospectus contained in this registration statement.

SEC registration fee (actual)	$	[	]*
Listing fee (actual)	$	[	]*
Auditor’s fees and expenses	$	[	]*
Legal fees and expenses	$	[	]*
Printing expenses	$	[	]*
Miscellaneous expenses	$	[	]*

Total	$	[	]*

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement will provide that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit

No.	Exhibit Description

3.1	Trust Agreement of ARK 21Shares Bitcoin ETF*

3.2	Amended and Restated Trust Agreement*

3.3	Certificate of Trust*

5.1	Opinion of [●] as to legality*

8.1	Opinion of Dechert LLP as to tax matters*

10.1	Form of Sponsor Agreement*

No.	Exhibit Description

10.2	Form of Initial Authorized Participant Agreement*

10.3	Form of Marketing Agreement*

10.4	Form of Sub-Advisory Agreement*

10.5	Form of Custodial Services Agreement*

10.6	Form of Fund Administration and Accounting Agreement*

10.7	Form of Transfer Agency Agreement*

10.8	Form of Index License Agreement*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Dechert LLP (included in Exhibits [5.1] and 8.1)*

107	Filing Fee Table

*	To be filed by amendment.

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and the State of New York, on September 7, 2023.

ARK 21SHARES BITCOIN ETF

21Shares US LLC, as Sponsor of the Trust

By:	/s/ Ophelia Snyder
Name: Ophelia Snyder
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date
/S/ Hany Rashwan	Hany Rashwan	September 7, 2023
Chief Executive Officer
(Principal Executive Officer)

/S/ Ophelia Snyder	Ophelia Snyder	September 7, 2023
President
(Principal Finance Officer and Principal Accounting Officer)

*	The registrant is a trust and the persons are signing in their capacities as officers of 21Shares US LLC, the Sponsor of the registrant.